780 Johnson Ferry Road, Suite 800
Atlanta, Georgia 30342

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

DATE: Monday, May 8, 2023
ITEMS OF BUSINESS:
1. Election of directors:
  Holders of Class A Common Stock
        to elect six directors.
  Holders of Common Stock
        to elect three directors.
2.  Approval of Non-Employee Director Compensation Plan.
3.  Advisory Vote on Executive Compensation
4.  Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2023.
5.  Transact such other business as may properly come before the annual meeting or any adjournments.

TIME: 10:00 a.m.
PLACE: Courtyard Baltimore Downtown/Inner Harbor 1000 Aliceanna Street Baltimore, Maryland 21202
RECORD DATE:
March 10, 2023
If you are a holder of record of Common Stock or Class A Common Stock at the close of business on March 10, 2023, then you are entitled to receive notice of and to vote at the meeting.

PLEASE VOTE:
Please carefully review the proxy materials and follow the instructions to cast your vote in advance of the meeting.

Internet: Visit - www.proxyvote.com.*	Telephone Call - 1-800-690-6903*	Vote by mail. Sign, date and return your proxy card or voting instruction form.
*You will need the 11-digit control number included in your proxy card, voting instructions form or notice.

As a stockholder, your vote is very important, and the company’s board of directors strongly encourages you to exercise your right to vote.

BY ORDER OF THE BOARD OF DIRECTORS

Jenny Hill Parker
Senior Vice President, Finance, and
  Corporate Secretary

March 28, 2023
Atlanta, Georgia

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 8, 2023
The proxy statement and Form 10-K for 2022 are available at www.proxyvote.com and on Havertys’ website at havertys.com under “Investor Relations” then “Reports & Financials” and “SEC Filings.”

TABLE OF CONTENTS

Our Board of Directors
Proposal 1. Election of Directors Nominees for Election by Holders of Class A Common Stock	3
Nominees for Election by Holders of Common Stock	5
Corporate Governance
Board Leadership	6
Committees of the Board	6
Board of Directors Oversight Roles	8
Governance Guidelines and Policies	9
Director Compensation	12
Proposal 2: Approval of Non-Employee Director Compensation Plan	14
Compensation Discussion and Analysis
Role of the NCG Committee	17
Recap of 2022 NEO Compensation Program	18
Executive Compensation Components	20
Compensation Committee Report	26
Executive Compensation
Summary Compensation Table	27
Grants of Plan Based Awards Table	29
Outstanding Equity Awards at Fiscal Year-End Table	30
Option Exercises and Stock Vested Table	31
Non-Qualified Deferred Compensation Plans	32
Pension Benefits and Retirement Plans	33
2022 Potential Payments upon Termination or Change in Control	33
CEO Pay Ratio Information	36
Pay-versus-Performance	36
Proposal 3: Advisory Vote on Executive Compensation	41
Equity Compensation Plan Information	42
Audit Committee Report	43
Proposal 4: Ratification of the Appointment of our Independent Registered Public Accounting Firm	46
Ownership of Securities
Ownership by our Principal Stockholders	47
Ownership by our Directors and Management	48
Information about our Annual Meeting	49
Stockholder Proposals for 2024 Meeting	51
Available Information	52
Other Business	52

Non-Employee Director Compensation Plan	Appendix A
GAAP to Non-GAAP Reconciliation	Appendix B

2023 Proxy Statement | TOC

OUR BOARD OF DIRECTORS

The board of directors has a rigorous process to ensure that the composition of directors is diverse, balanced and aligned with the evolving needs of the company. Currently the board consists of nine members. The holders of Class A common stock will elect six directors and holders of common stock will elect three directors. Each elected director will hold office until the next annual meeting. The election of our directors requires a plurality of votes cast at the meeting by the holders of the respective classes of common stock.

Proposal 1: Election of Havertys Board of Directors

What am I voting on?	✓ Holders of Class A common stock are being asked to elect six directors for a one-year term. ✓ Holders of common stock are being asked to elect three directors for a one-year term.
Voting recommendation:	✓ Our board of directors recommends a vote “For” each of the director nominees.

The nominees for election at the 2023 annual meeting were recommended by the Nominating, Compensation and Governance Committee (the “NCG Committee”) of the board. All of the nominees are currently directors of Havertys. We expect that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, it is intended that the proxies will vote for the election of another nominee to be designated by the NCG Committee and the board.

Our board is a diverse, highly engaged group of individuals that provides strong, effective oversight of Havertys. Both individually and collectively, our directors have the qualifications, skills and experience needed to inform and oversee the company’s long-term strategic growth priorities. The board believes that a variety and balance of perspectives on the board results in more thoughtful and robust deliberations, and ultimately, better decisions. Each director was nominated on the basis of the unique experience, background, qualifications, attributes and skills that he or she brings to the board, as well as how those factors blend with those of the others on the board.

The biography of each of the nominees contains information regarding such nominee’s experience and his or her director positions held currently or at any time during the last five years. The fact that an icon is not shown does not mean the individual does not possess the experience, qualification, or skill.
2023 Proxy Statement | 1

Board Matrix

	Class A Common Stock Nominees						Common Stock Nominees
EXPERIENCE	Haverty	Mangum	Palmer	Schiller	Smith	Trujillo	Cote	Dukes	Hough
Current/Former CEO		✔		✔	✔	✔	✔
Public Board Experience	✔	✔	✔		✔	✔	✔	✔	✔
Finance		✔	✔		✔	✔	✔	✔	✔
Risk Assessment	✔	✔	✔	✔	✔	✔	✔	✔	✔
Consumer Focused	✔	✔	✔	✔	✔			✔	✔
Marketing/Brand Building	✔	✔	✔	✔	✔
Sales		✔		✔	✔	✔		✔	✔
Independent		✔	✔	✔		✔	✔	✔	✔
TENURE/AGE/GENDER/DIVERSITY
Years on the Board	31	24	21	3	34	19	1	7	5
Age	66	74	69	52	72	63	61	48	68
Gender	M	F	F	M	M	M	M	F	M
Gender/Race/Ethnicity/Nationality		✔	✔			✔		✔

TENURE

3	0-5 Years
1	6-10 Years
1	11-20 Years
4	20 + Years

16 Years Average Tenure

AGE

2	Under 55
2	55-65
3	66-70
2	70 +

64 Years Average Age

2023 Proxy Statement | 2

Experience and Skills Legend

Current/Former CEO	Public Board Experience	Finance	Risk Assessment	Consumer Focused	Marketing/ Brand Building	Sales

Proposal 1: Nominees for Election by Holders of Class A Common Stock

Rawson Haverty, Jr. Age 66	Non-Independent Non-Executive Director - elect Management Director since 1992

Principal Occupation: Retired effective March 31, 2023, former Senior Vice President, Real Estate and Development of Havertys since 1998. Over 38 years with Havertys in various positions.

Directorships: Chick-Fil-A Foundation, Akola PBC, Southface Institute, and a member of the Advisory Board of the Center for Ethics at Emory University.

Experience:

Mylle H. Mangum Age 74	Independent Director since 1999

Principal Occupation: Chief Executive Officer of IBT Holdings, LLC, a provider of design, construction and consultant services for the retail banking and specialty retail industries, since 2003.

Directorships: Barnes Group, Inc., Express, Inc. and The Shopping Center Group. Former director of PRGX Global, Inc., which merged with Ardian in March 2021.

Experience:

Vicki R. Palmer Age 69	Independent Director since 2001

Principal Occupation: Retired, former Executive Vice President, Financial Services and Administration for Coca‑Cola Enterprises Inc. from 2004 until 2009. Senior Vice President, Treasurer and Special Assistant to the CEO of Coca-Cola Enterprises Inc. from 1999 to 2004.

Directorships:  First Horizon National Corporation, Finance Chair of the Black Economic Alliance, member of the Buckhead Coalition, and member of the Governing Board of Woodward Academy.

Experience:

2023 Proxy Statement | 3

Proposal 1: Nominees for Election by Holders of Class A Common Stock

Derek G. Schiller Age 52	Independent Director since 2020

Principal Occupation: President and Chief Executive Officer of the Atlanta Braves, a Major League Baseball Club, since March 2018. President of Business for the Braves from March 2016 to March 2018; Executive Vice President of Sales and Marketing from August 2007 to March 2016 for the Braves.

Directorships: Board Member of the Metro Atlanta Chamber of Commerce, the Atlanta Convention and Visitors Bureau, the Atlanta Sports Council, and the Jack and Jill Late-Stage Cancer Foundation.

Experience:

Clarence H. Smith Age 72	Management Director since 1989 Chairman of the board since 2012

Principal Occupation: Chief Executive Officer of Havertys since 2003. President and Chief Executive Officer from 2003 until March 2021. Over 47 years with Havertys in various positions.

Directorships: Oxford Industries, Inc. and member of the Board of Trustees of Marist School.

Experience:

Al Trujillo Age 63	Independent Director since 2003

Principal Occupation: President and Chief Operating Officer of the Georgia Tech Foundation since 2013. Investment Funds Advisor from 2007 to 2013. Former President and Chief Executive Officer of Recall Corporation, a global information management company until 2007.

Directorships: Member of the Board of Trustees of Marist School. Former director of SCANA Corporation, which was acquired by Dominion Energy in 2018.

Experience:

Clarence H. Smith and Rawson Haverty, Jr. are first cousins.

2023 Proxy Statement | 4

Proposal 1: Nominees for Election by Holders of Common Stock

Michael R. Cote Age 61	Independent Director since 2022

Principal Occupation: Retired, former CEO of Secureworks from 2002 to 2022 and chairman of the board from 2002 to 2011.

Directorships: Executive Chairman of the Board of Directors of Nitel, Inc., Member of the Board of Trustees of Children’s Healthcare of Atlanta, Palmetto Technology Group, the board of regents at Boston College, the advisory board of the Georgia Tech School of Cybersecurity and Privacy, and the board of trustees at Marist School.

Experience:

L. Allison Dukes Age 48	Independent Director since 2016

Principal Occupation: Senior Managing Director and Chief Financial Officer, Invesco Ltd. since August 2020. Deputy Chief Financial Officer, Invesco Ltd. from March 2020 to August 2020.  Former Chief Financial Officer for SunTrust Banks, Inc., from March 2018 until December 2019. Head of Commercial Banking for SunTrust Banks, Inc. from 2017 until 2018. President, Chairman and CEO of the Atlanta Division of SunTrust Banks, Inc. from 2015 until 2017.

Directorships: Member of the Board of Trustees of Children’s Healthcare of Atlanta, Emory University; past chair of the board of Junior Achievement of Georgia.

Experience:

G. Thomas Hough Age 68	Independent Director since 2018 Lead Director since 2021

Principal Occupation: Retired, Americas Vice Chair of Ernst & Young LLP (“EY”). Vice Chair of Assurance Services of EY from 2009 to 2014.

Directorships: Equifax Inc. and a director/trustee of the Federated Hermes Fund Family. Member of the President’s Cabinet of the University of Alabama. Former director of Publix Super Markets, Inc. from 2015 until 2020.

Experience:

2023 Proxy Statement | 5

CORPORATE GOVERNANCE

The following sections provide an overview of our corporate governance structure and processes as they relate specifically to our board of directors.

Board Leadership

Our company is led by Clarence Smith, who has served as chief executive officer since 2003 and chairman of the board since August 2012. Our board nominees are composed of seven independent directors, one non-independent director, and one management director. Our independent directors meet in executive session at each board meeting. These sessions are presided over by the lead director.

Chairman/CEO: We believe that having a combined chairman/CEO, independent chairs for each of our board committees, and an independent lead director helps provide strong, unified leadership for our management team and board of directors and is currently the right structure for our company. We have one individual who we believe is seen by employees, business partners, and stockholders as providing leadership for Havertys and we have experienced independent directors providing oversight of company operations. The board believes that it should have the flexibility to make these determinations at any given point based on what it considers is the appropriate leadership structure for Havertys at the time.

Lead Director: Consistent with industry best practices, our lead director helps Havertys maintain a corporate governance structure with appropriate independence and balance. The lead director chairs the executive sessions of independent directors and facilitates communications between the chairman/CEO and other directors. The lead director, currently Tom Hough, is elected by the independent directors annually.

Committees of the Board

Our board has three standing committees: Audit Committee, NCG Committee and Executive Committee. The table below shows the current membership, the principal functions and the number of meetings held in 2022:

Name, Meetings and Members	Principal Functions
Audit Committee
Meetings:  4

Al Trujillo – Chair
Mike Cote
Tom Hough
Vicki Palmer

Each member has been designated as “an audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”) and meets the independence requirements of the New York Stock Exchange (“NYSE”), SEC, and our Governance Guidelines as well as the enhanced standards for Audit Committee members in Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

• Provides oversight of the systems and procedures relating to the financial statements, financial reporting process, systems of internal accounting and financial controls.
• Reviews and discusses with management the company’s risk assessment framework and management policies, including cybersecurity and the framework with respect to significant financial risk exposures.
• Monitors the qualifications, independence and performance of the company’s internal audit function and independent auditor and meets periodically with management, internal audit team, and the independent auditor in separate executive sessions.
• Performs other functions as the board deems appropriate.

2023 Proxy Statement | 6

CORPORATE GOVERNANCE

Name, Meetings and Members	Principal Functions
NCG Committee
Meetings:  2
Actions by Unanimous Consent: 1

Mylle Mangum – Chair
Allison Dukes
Tom Hough
Derek Schiller
Al Trujillo

Each member meets the independence requirements of the NYSE, SEC and our Governance Guidelines as well as the enhanced standards for Compensation Committee members in Rule 16b-3 promulgated under the Exchange Act.

• Translates our compensation objectives into a compensation strategy that reinforces alignment of the interests of our executives with that of our stockholders.
• Approves and evaluates the company’s director and executive officer compensation plans, policies and programs.
• Conducts an annual review and evaluation of the CEO’s performance in light of the company’s goals and objectives.
• Reviews and makes recommendations for composition and structure of the board and policies relating to the recruitment of new board members and nomination and reelection of existing board members.
• Oversees the compliance structure and programs with annual reviews of Havertys’ corporate governance documents.
• Oversees the company’s ESG-related initiatives.
• Reviews and approves related person transactions in accordance with board practices.

Executive Committee Meetings: 0 Actions by Unanimous Consent: 1 Independent Members: Tom Hough - Chair Mylle Mangum Al Trujillo Management Member: Clarence Smith
• In accordance with our bylaws, acts with the power and authority of the board in the management of our business and affairs in the interim period between meetings of the board.
• Generally, holds meetings to approve specific terms of financings or other transactions after these items have previously been presented to the board.

Attendance. During 2022, the board met four times and the committees met as indicated in the above table. Each director attended at least 87% of the meetings of the board and committees on which he or she served during 2022.

We do not have a policy regarding director attendance at the annual meeting of stockholders. We have historically received proxies representing approximately 90% of eligible shares and had no stockholders in attendance at our annual meetings. No directors attended the 2022 annual meeting, and none are expected to attend the 2023 annual meeting.
2023 Proxy Statement | 7

CORPORATE GOVERNANCE

Board of Directors Oversight Roles

Stockholders elect our board to serve their long-term interests and to oversee management. Our board and its committees work closely with management to provide feedback from stockholders and oversight, review, and counsel related to long-term strategy, risks, and opportunities. Our board works with management to determine our mission and long-term strategy. It also oversees business affairs and integrity, risk management, CEO succession planning, and the annual CEO evaluation. Our board looks to the expertise of its committees to provide strategic oversight in their areas of focus. Examples of oversight areas are provided below.

Risk Oversight. Inherent in the board’s responsibilities are the understanding and oversight of the various risks facing the company. Effective risk oversight is an important priority of the board. The board exercises its oversight responsibility for risk both directly and through its committees which have specific areas of focus for risk management. The board as a whole examines specific business risks, such as those associated with our business model and innovation, supply chain, and cybersecurity, in its regular meetings in addition to the reports from its committees.

Long-Term Business Strategy. The board reviews management’s long-term business strategy including capital allocation priorities and business development opportunities each year and approves Havertys’ strategic plan. Updates on the key elements of the plan are reviewed by the board at each board meeting throughout the year.

Stockholder Engagement. We value stockholder views and insights and believe management has the primary responsibility for stockholder communications and engagement. The chairman and other members of Havertys' senior management team communicate regularly with stockholders on a variety of topics throughout the year to address stockholders’ questions and to seek input concerning company policies and practices. The board receives regular updates concerning stockholder feedback which cover topics including our strategy and performance, capital allocations and corporate governance matters.

2023 Proxy Statement | 8

CORPORATE GOVERNANCE

Oversight of ESG. Havertys’ board of directors believes the company’s business strategy and ESG strategy should be in alignment and focus on material risks and business drivers. The board has delegated oversight of certain ESG matters to its committees.

Audit Committee: Consistent with its oversight of financial and other metrics, the Audit Committee is tasked with reviewing our ESG disclosures.

NCG Committee: ESG oversight related to compensation and human capital management is delegated to the NCG Committee. This includes reviewing Havertys’ culture and organization and the execution of ESG-related initiatives. The NCG Committee is also tasked with evaluating whether there is sufficient diversity on the board, including gender, racial and ethnic diversity, and overseeing our diversity and inclusion initiatives.

Management: The ESG Working Group is comprised of cross-functional leaders that are responsible for strategy and executional buildout of all ESG activities and reports to the ESG Steering Committee. The ESG Steering Committee is responsible for providing oversight and approving the recommendations set forth by the Working Group and informing the board.

We began issuing a report in December 2021 containing disclosures on environmental, social, and governance factors that we consider relevant to our business. We update and share this important information and metrics related to our journey to reduce our environmental impact, strengthen our team and communities, and enhance our long-term, value-creating focus on sustainability.

Governance Guidelines and Policies
Our board and management team are committed to achieving and maintaining high standards of corporate governance, as well as a culture of and reputation for the highest levels of ethics, integrity and reliability. We annually review our governance policies and practices against evolving standards. In considering possible modifications, our board and management focus on those changes that are appropriate for our company and our industry, rather than adopting a one-size-fits-all approach.
Our board recognizes that excellence in corporate governance is essential in carrying out its responsibilities to our stockholders, employees, customers, suppliers and communities. The board has adopted guidelines and a number of policies to support our values and good corporate governance and practices. These governance practices and policies include:

Director Independence. Our Corporate Governance Guidelines state that a majority of the directors must be non-management directors who meet the “independence” requirements of the NYSE. The NCG Committee conducts an annual review to determine the independence of each director based on the standards contained in our Governance Guidelines and NYSE corporate governance requirements. The board, based on the recommendation of the NCG Committee and its review, has affirmed that each of the following non-employee directors is independent and has no material relationship with the company that could impair their independence: Mike Cote, Allison Dukes, Tom Hough, Mylle Mangum, Vicki Palmer, Derek Schiller, and Al Trujillo.
For more information regarding our policy on Transactions with Related Persons, please see page 11 of this proxy statement.

2023 Proxy Statement | 9

CORPORATE GOVERNANCE

Annual Evaluations. The board is committed to continuous improvement with respect to its ability to carry out its responsibilities. Each year the board and its independent committees, supervised by the NCG Committee, conduct self-assessments related to their performance.
These annual assessments are an important tool to ensure the board is well-positioned to provide effective oversight.
Board Tenure, Mandatory Retirement and Resignation from Board. As of the start of the 2023 board year, the average tenure of our independent directors is 11 years. Our independent directors are subject to a mandatory retirement age and cannot stand for re-election in the calendar year following their 75th birthday. On the recommendation of the NCG Committee, the board may waive this requirement on an annual basis. A director is also required to submit his or her resignation from the board to the NCG Committee in the event that a director retires from or otherwise leaves his or her principal occupation or employment. The NCG Committee can choose to accept or reject the resignation.
Director Nominations. The NCG Committee is primarily responsible for identifying and evaluating director candidates and for recommending re-nomination of incumbent directors. The NCG Committee, which consists entirely of independent directors, regularly reviews the appropriate size and composition of the board and anticipates vacancies and required expertise. The NCG Committee reviews potential nominees from several sources, including directors, management, stockholders or others. The NCG Committee is also authorized to retain search firms to identify potential director candidates, as well as other external advisors, including for purposes of performing background reviews of potential candidates.

In evaluating potential nominees, the NCG Committee will review and consider, among other things, the nominee’s relevant career and business operations experience, judgment, industry knowledge, independence, character, gender, race, ethnicity, age, demonstrated leadership skills, financial literacy, and experience in the context of the needs of the board at the time and the then-current mix of director attributes. The NCG Committee does not have a formal policy with respect to diversity, however, the board and the NCG Committee believe that it is essential that the board members represent diverse viewpoints. In considering candidates for the board, the NCG Committee considers the entirety of each candidate’s credentials.

The NCG Committee will consider recommendations for directors submitted by stockholders. Stockholders should submit their recommendations in writing to the NCG Committee (See “Communications with Directors”). The proponent should submit evidence that he or she is a stockholder of Havertys, together with a statement of the proposed nominee’s qualifications to be a director. There is no difference in the manner in which the NCG Committee evaluates proposed nominees that are recommended by a stockholder.

Communications with Directors. The board welcomes questions or comments about the company and its operations. Interested persons wishing to write any director, committee or the board should send correspondence to the Corporate Secretary, Haverty Furniture Companies, Inc., 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342. Please specify to whom your correspondence should be directed.
2023 Proxy Statement | 10

CORPORATE GOVERNANCE

Code of Conduct. All of our directors and employees, including our chief executive officer and other executive officers, are required to comply with our Code of Conduct to help ensure that our business is conducted in accordance with the highest standards of ethical behavior.

Hedging and Pledging Policies. We prohibit our directors, officers and employees from hedging their ownership of Havertys stock, including purchasing or selling derivative securities relating to Havertys stock and from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of Havertys securities. Our directors and executive officers are prohibited from pledging Havertys securities as collateral for a loan and from holding any Havertys securities in margin accounts. There are no outstanding pledges or margin accounts involving Havertys securities by any of our directors or executive officers.

Related Party Transaction Policy. Our board has adopted a written policy for the review, approval or ratification of certain related party transactions. The term “related party transaction” is defined as any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which (1) the aggregate amount involved will exceed $120,000 in any calendar year; (2) we are a participant; and (3) any related party of Havertys (such as an executive officer, director, nominee for election as a director or beneficial owners of greater than 5% of our stock, or their immediate family members) has or will have a direct or indirect interest.

The board has determined that the NCG Committee is best suited to review and approve related party transactions. When reviewing the material facts of related party transactions the NCG Committee must take into account whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.  Certain categories of transactions have standing pre-approval under the policy including: (1) certain transactions with another company in which the related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s stock; (2) certain transactions where the related person’s interest arises solely from the ownership of our common stock and all holders of our common stock receive the same benefit on a pro rata basis (e.g. dividends, stock repurchases, rights of offerings); (3) certain banking-related services in which the terms of such transactions are generally the same or similar to accounts offered to others in the ordinary course of business; and (4) transactions made on the same or similar terms available to all of our employees.

During 2022, there were no related party transactions requiring approval under the policy or disclosure in this proxy statement.

Compensation Committee Interlocks and Insider Participation. All NCG Committee members are independent and none of the NCG Committee members has served as an officer or employee of Havertys. None of our executive officers has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board or NCG Committee. Therefore, there is no relationship that requires disclosure as a Compensation Committee interlock.

Delinquent Section 16(a) Reports. Based solely on our review of the copies of such reports furnished to or prepared by Havertys and written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to reporting persons were complied with during the year ended December 31, 2022.
2023 Proxy Statement | 11

CORPORATE GOVERNANCE

Director Compensation

Non-employee directors receive a combination of cash and stock-based compensation designed to attract and retain qualified candidates to serve on the board and further align their interest with that of our stockholders. Messrs. Haverty and Smith, as management directors, did not receive any compensation for serving on the board during 2022. Mr. Haverty will be eligible to receive director compensation beginning with the 2023 board year. Compensation payable to the company’s non-employee directors is evaluated and determined by the NCG Committee and is then approved by the full board. The NCG Committee considers among other things, the size and complexity of our operations and the time that directors spend fulfilling their duties to Havertys and our stockholders.

Elements of Compensation.
Annual Equity Retainer	$50,000
Cash Retainer	$50,000
Independent Lead Director Cash Retainer	$12,000
Audit and NCG Chairman Cash Retainer	$10,000
Annual Stock Grant	$40,000

Director compensation is paid for the board year which begins on the day of our annual meeting of stockholders and terminates the day before the succeeding annual meeting. The annual equity retainer is paid on the first day of the board year and the cash retainers are paid quarterly. The annual stock grant of fully vested common stock is paid on the first day of the board year. The NCG Committee approved an increase in the annual stock grant from $20,000 to $40,000 with the board year beginning May 2022.
Directors’ Deferred Compensation Plan. Under the Directors’ Deferred Compensation Plan (“Deferred Plan”), non-employee directors may elect to defer receipt of the cash or common stock payment of their compensation and may elect to defer 100% of their annual retainer fee in shares of common stock. Under the Deferred Plan, deferred fees, plus any accrued interest (at a rate determined annually in accordance with the Deferred Plan which is not above market), shall be distributed in the future to a director in one lump sum or in no more than ten equal annual installments, or in accordance with the terms of the Deferred Plan. Two directors elected to defer a portion of their 2022 compensation. There are five directors with balances in the Deferred Plan; four have elected to receive their payments at the end of their board service and one has elected to receive payments beginning in 2040.

2023 Proxy Statement | 12

CORPORATE GOVERNANCE

2022 Non-management Director Compensation. The following table sets forth the compensation earned by our non-management directors who served during 2022.

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Mike Cote(2)	$8,333	$15,000	$23,333
Allison Dukes	50,000	83,333	133,333
Tom Hough	62,000	83,333	145,333
Mylle Mangum	60,000	83,333	143,333
Vicki Palmer	50,000	83,333	133,333
Derek Schiller	50,000	83,333	133,333
Al Trujillo	60,000	83,333	143,333
(1)
Represents the aggregate grant date total fair value of stock awards determined in accordance with FASB ASC Topic 718. The annual stock grant was increased to $40,000 from $20,000 for the board year beginning May 9, 2022. The table reflects the amounts earned or paid for the 2022 calendar year based on the fees for the respective periods.

(2)	Mr. Cote joined the board as of November 11, 2022.

Other Compensation. Directors receive the same discounts as employees on our products. We do not provide any pension or other benefits to our non-employee directors.

Director Stock Ownership Guidelines. The board has implemented stock ownership guidelines for non‑employee directors. Each director is required to own or hold at least 20,000 shares of our stock. New directors are prohibited from selling of any shares until the guideline amount is reached. Currently, all non‑employee directors meet, or are on track to meet, the stock ownership guidelines.
2023 Proxy Statement | 13

PROPOSAL 2: APPROVAL OF NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

What am I voting on?	✓ Approval of our Non-Employee Director Compensation Plan.
Voting recommendation:	✓ Our board of directors recommends a vote “For” approval of the Non-Employee Director Compensation Plan.

The purpose of the Havertys' Non-Employee Director Compensation Plan has been to provide non-employee directors who contribute to Havertys' success with fair and competitive compensation, while ensuring that their compensation is closely aligned with stockholders' interest and the performance of the Company. Payment of the retainer is structured to provide compensation: in cash and shares of common stock; or 100% in shares of common stock; or with the ability to defer compensation.
The current plan was approved by stockholders in 2006 and was amended and restated and approved by stockholders in 2016 (the “Prior Plan”). The Prior Plan provided 500,000 shares in 2006 for awards to be paid from shares held in Havertys’ treasury. There are currently 8,988 shares remaining for award in the Prior Plan. The NCG Committee recommended, and the board adopted the Haverty Furniture Companies, Inc. Non-Employee Director Compensation Plan (the “Compensation Plan”). We are now seeking approval of the Compensation Plan by the stockholders, and if approved, the effective date will be May 8, 2023. The Compensation Plan, if approved, will replace the Prior Plan in its entirety, make available 500,000 shares for awards under the Compensation Plan from Havertys’ treasury, and no further awards shall be granted under the Prior Plan.

Information about the Compensation Plan
The following is a general summary of the Compensation Plan and is qualified in its entirety by the full text of the Compensation Plan which is included in this proxy statement as Appendix A.  Capitalized terms not defined herein have the same meanings ascribed to such terms in the plan document.
Administration.  Subject to its terms, the Compensation Plan will be administered by the NCG Committee. The day-to-day administration of the Compensation Plan shall be administered by the Administrative Committee. The Administrative Committee will consist of the Chairman, CEO, Corporate Secretary, and such other senior officers as the CEO may designate.
Participants.  Each person who is a non-employee director of Havertys will be eligible to participate in the Compensation Plan.
Shares Available for the Plan. Subject to certain adjustments, the maximum number of shares of the Company’s Common Stock which may awarded under the Compensation Plan is 500,000 shares. The shares to be delivered under the Compensation Plan will be made available from the shares of Common Stock held in Havertys' treasury.
Compensation. The NCG Committee will establish from time to time, the amount of each director's compensation. For purposes of the Compensation Plan, the term "compensation" means the director's annual retainer, annual stock grant, meeting fee (if applicable), committee fee or any other compensation paid to non-employee directors.  The Annual Retainer will consist of cash and Havertys’ Common Stock. The cash portion of the Annual Retainer will be paid quarterly, and the shares of Havertys' Common Stock will be paid on the day of the annual meeting of stockholders (the “Annual Meeting”). A director may elect to receive 100% of his or her Annual Retainer in

2023 Proxy Statement | 14

PROPOSAL 2: APPROVAL OF NON-EMPLOYEE DIRECTOR COMPENSATION PLAN (continued)

shares of Havertys' Common Stock to be paid on the day the Annual Meeting. The annual stock grant will be made on the day of the Annual Meeting. A director may elect to defer receipt of his or her Compensation in accordance with the Director's Deferred Compensation Plan.

Termination and Amendment. The Compensation Plan shall remain in effect, subject to the right of the board to terminate the Plan, until the date immediately preceding the tenth anniversary of the Effective Date of the Compensation Plan. Subject to approval of the NCG Committee and the board, the Administrative Committee may from time to time make such amendments to the Compensation Plan as it may deem proper and in the best interest of Havertys; provided however stockholder approval will be required to the extent required by applicable law, regulation or stock exchange rule.

New Plan Benefits. Awards made under the Compensation Plan are made at the NCG Committee’s discretion. Accordingly, it is not possible to determine at this time the amounts of the awards that will be granted in the future under the Compensation Plan.

The board believes that approval of the Compensation Plan is in the best interests of Havertys and its stockholders because the Compensation Plan will enable Havertys to compensate directors who contribute to Havertys' success.

The affirmative vote of a majority of the votes cast on the proposal is required for approval of the proposal. Abstentions and broker non-votes are not counted as votes cast, and therefore do not affect the outcome of the proposal.

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COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide stockholders with a description of our executive compensation philosophy, the material elements of the program and the policies and objectives which support the program. This CD&A provides information on the program for all Havertys’ executive officers but focuses on the compensation of our named executive officers for 2022. The individuals who were subject to the SEC Section 16 reporting requirements during 2022 are referred to as the “executive officers.” Our named executive officers (“NEOs”) for 2022 consist of our CEO, our CFO, and our next four most highly-compensated executive officers, listed below:

NEO Name	NEO Title
Clarence H. Smith	Chief Executive Officer
Steven G. Burdette	President
Richard B. Hare	Executive Vice President and Chief Financial Officer
J. Edward Clary	Executive Vice President and Chief Information Officer
John L. Gill	Executive Vice President, Merchandising
Rawson Haverty, Jr.(1)	Senior Vice President, Real Estate and Development, retired effective March 31, 2023
(1)
Mr. Haverty was no longer an executive officer as of March 31, 2023 but is included as an NEO in 2022 as the payment for cancellation of his outstanding equity grants increased his total compensation. See page 23 of this CD&A for additional discussion.

Our goal is to attract and retain talented executives who deliver value to our stockholders by achieving Havertys’ business objectives which drive sustained sales and EBITDA growth, cash flow and returns to stockholders. Our executive compensation program and overall pay for performance philosophy align with that goal and our results.

2022 Performance Highlights

In 2022 inflation and interest pressures and sporadic supply chain issues impacted sales and operations, however, the Company’s management team remained focused on the execution of our goals. This focus helped drive another record year of financial performance compared to the prior year’s record shattering results.

•	Strong and consistent financial performance.
•	Net sales of $1.05B, a 3.4% increase year-over-year, building on prior year’s 35% increase.
•	Share repurchases of $30.0M, quarterly dividends of $17.8M, and special cash dividend of $16.1M.
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COMPENSATION DISCUSSION AND ANALYSIS

Role of the NCG Committee

The NCG Committee is composed of independent directors and is responsible for the approval and oversight of compensation programs for executive officers, equity plan awards and benefit programs for all of our employees. The NCG Committee took the following steps to ensure that it effectively carried out its responsibilities:

✔	Conducted an annual review of our compensation philosophy to ensure that it remains appropriate given strategic objectives;
✔	Reviewed results from an annual review of compensation data related to our peers;
✔	Reviewed and approved all compensation components for our chief executive officer, chief financial officer, and other NEOs;
✔
Performed an annual evaluation of the execution of our pay-for-performance philosophy, to ensure that the actual award decisions resulted in alignment of relative pay and relative performance compared to the compensation peer group;

✔
Scheduled an executive session, without members of management, for the purpose of discussing decisions related to the chief executive officer’s performance, goal-setting, compensation level and other items deemed important by the NCG Committee; and

✔	Reviewed succession planning with the CEO and in executive session of the board.

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COMPENSATION DISCUSSION AND ANALYSIS

RECAP OF 2022 NEO COMPENSATION PROGRAM
Base Salary (Fixed Pay)
Key Features
•      Fixed annual cash amount.
•     Base pay increases considered on a calendar year basis or at time of promotion to align with the median range of our peer group (as described on page 18 of this CD&A). Actual positioning varies to reflect each executive’s skills, experience and contribution to our success.

Purpose	• Provide a fixed amount of cash compensation to attract and retain talented executives. • Differentiate scope and complexity of executives’ positions as well as individual performance over time.
2022 Actions	• Base salaries were increased in January 2022 by approximately 4.2% for the NEOs.
Cash Awards Under Management Incentive Plans (Variable “At Risk” Compensation)
Key Features
•   Individual MIP opportunities are expressed as a percentage of base salary and can vary for executives based on their positions. Target MIP award opportunities are generally established so that total annual cash compensation (base salary plus target MIPs) approximates the median of our peer group.
•   Performance-based cash incentive pay is comprised of two plans: MIP-I is tied to the company achieving certain pre-tax earnings levels during the year (80% of total target cash incentive pay) and MIP-II is based on successfully meeting individual performance goals (20% of total target cash incentive pay).
•  The range of potential payout for actual results relative to these goals is zero to 175% of target for MIP‑1 and zero to 100% of target for MIP-II.
•    MIP amounts are earned based on the results achieved as determined by the Committee after evaluating company and individual performance against pre-established goals.

Purpose
• Motivate and reward achieving or exceeding company and individual performance objectives, reinforcing pay-for-performance.
•   Align performance measures for NEOs on key business objectives to lead the organization to achieve short-term financial and operational goals.
• Ensure alignment of short-term and long-term strategies of the company.

2022 Actions
• 2022 performance resulted in total MIP-I earned at 108% of its target and MIP-II earned at 93% to 100% of its target for the NEOs. The Committee evaluated the continued impact of the pandemic on our business results and determined that these payouts appropriately reflected our strong performance and financial results achieved during 2022.

Long-Term Equity Incentive Compensation (Variable “At Risk” Compensation)
Key Features
• Awards granted annually with consideration of competitive market grant levels.
• Awards to NEOs are in the form of performance restricted stock units (PRSU) based on EBITDA and Sales, each measured over the performance period commencing January 1, 2022 and ending December 31, 2022, and in the form of time-based restricted stock units.
• Vesting: The PRSUs granted in 2022 that are earned will cliff vest in February 2025 and are forfeitable upon termination of employment, except in the cases of death, disability or normal retirement. The restricted stock units vest in equal increments over a three-year period. These grants are forfeitable upon termination of employment, except in the cases of death, disability, or normal retirement.

Purpose
• Stock-based compensation links executive compensation directly to stockholder interests.
• PRSUs provide a direct connection to company performance and executives’ goals.
• Multi-year vesting creates a retention mechanism and provides incentives for long-term creation of stockholder value.

2022 Actions
• 80% of our CEO’s and 70% of our other NEO’s equity awards were granted as PRSUs, excepting Mr. Haverty at 60%. The PRSUs were tied 80% to EBITDA and 20% tied to Sales. Award sizes were determined in consideration of market levels, internal equity, and historical practices.
• 2022 performance-based awards tied to EBITDA were earned at 104.3% of target and awards tied to Sales were earned at 101.7% of target. These earned performance-based awards will vest in February 2025.

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COMPENSATION DISCUSSION AND ANALYSIS

The company’s executive compensation framework includes the following, each of which the NCG Committee believes reinforces its philosophy and objectives.

What We Do:
✓
Pay-for-performance. A significant percentage of targeted annual compensation is delivered in the form of variable compensation that is connected to actual performance. For 2022, variable compensation comprised approximately 73% of the targeted annual compensation for the chief executive officer and, on average, 57% of the targeted annual compensation for the other named executive officers.

✓
Provide competitive target pay opportunities. We annually evaluate our target and actual compensation levels and relative proportions of the types of compensation against our peer group. We use informed judgment in order to offer the compensation appropriate to motivate and attract highly talented individuals to enable our long-term growth.

✓
Align performance measures to a mix of key strategic and operating objectives. Performance measures for incentive compensation are linked to both strategic and operating objectives designed to create long-term stockholder value and to hold executives accountable for their individual performance and the performance of the company.

✓
Link compensation to future stock performance. In 2022, all of the long-term incentive awards delivered to our named executive officers were in the form of equity-based compensation. For 2022, long‑term equity compensation comprised approximately 45% of the targeted annual compensation for the chief executive officer and 27% to 32% of the targeted annual compensation for the other named executive officers.

✓	Retain an outside compensation consultant. The NCG Committee retains an independent compensation consultant to review the company’s executive compensation program and practices.
✓	Establish maximum payout caps for annual cash incentive compensation and Performance Restricted Stock Units (PRSUs).
✓
Maintain a “Clawback” Policy. The company may recover incentive compensation paid to an executive officer that was calculated based upon any financial result or performance metric impacted by fraud or misconduct of the executive officer.

✓
Require meaningful stock ownership. Per our stock ownership guidelines, our chief executive officer is required to have qualified holdings equal to the lesser of a multiple of six times his base salary or 135,000 shares. Our CEO’s qualified holdings were approximately 271,000 shares at December 31, 2022. The other named executive officers are also subject to ownership guidelines. Their holdings ranged from approximately 48,000 to 73,000 shares at December 31, 2022. New officers have five years to meet required ownership guidelines.

✓	Mitigate undue risk-taking in compensation programs. Our compensation programs for our executive officers contain features that are designed to mitigate undue risk-taking by our executives.
✓	Require a “double trigger” for change-in-control severance benefits to be payable.

What We Don’t Do:
x
No repricing or buyout of underwater stock options. Our equity plan does not permit the repricing or buyout of underwater stock options or stock appreciation rights without stockholder approval, except in connection with certain corporate transactions involving the company.

x	Prohibition against margin loans, pledging, and hedging or similar transactions of company securities by senior executives and directors.
x	No dividends or dividend equivalents are accrued or paid on unvested and/or unexercised awards.
x	No change-in-control tax gross ups. We do not provide change-in-control tax gross ups.
x	No significant perquisites. We do not provide our employees, including our NEOs, with significant perquisites.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Components

Although there is no pre-established policy or target for the allocation between specific compensation components, a significant portion of an executive officer’s annual total target compensation is determined by company performance as compared to goals established for our annual cash incentive plan and the ultimate value of long-term incentive plans. We believe this approach reflects our executive compensation philosophy and objectives.

The graphs below illustrate how total compensation for our named executive officers at January 2022 was allocated between performance-based and fixed components, how performance-based compensation is allocated between annual and long-term incentive components and how total compensation is allocated between cash and equity components. The company strives to structure various elements of these program components so that a large portion of executive compensation is directly linked to advancing the company’s financial performance and the interest of stockholders. These percentages are based on annualized total target compensation values and do not necessarily correspond to, and are not a substitute for, the values disclosed in the “Summary Compensation Table” and supplemental tables provided later in this Proxy Statement. Each NEO has a higher percentage of their target incentive compensation delivered through long-term equity compensation to ensure a focus on long-term results delivered for stockholders.

Base Salary. The base salary provides a fixed amount of competitive compensation to attract and retain executive talent by compensating executive officers for their level of responsibly, relative expertise and experience. The Committee reviews the information regarding executives’ base salary levels compared to the base salaries of executives of companies in our peer group.  The Committee also considers the chief executive officer’s assessment of each executive’s individual performance and responsibilities to determine appropriate compensation for each executive.  The Committee has determined that, in order to enable the company to attract and retain the executive talent important to our long-term growth, the compensation strategy should generally aim to position base salaries within +/-10% of the median of the peer group data.
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COMPENSATION DISCUSSION AND ANALYSIS

In determining base salaries for executives, as well as in determining incentive compensation opportunities, the Committee evaluates each executive’s individual performance on both an objective and subjective basis. The Committee considers the chief executive officer’s evaluation of an executive’s performance along with the scope of responsibilities and individual seasonings and experience.  Further, the Committee reviews the competitive compensation data and exercises its judgment regarding base salary decisions for each executive.

Management Incentive Plans Cash Award. Our compensation philosophy connects our executives’ potential annual cash earnings to performance. Our Long-Term Incentive Plan for 2022 provides for the payment of cash under two plans (the “MIPs”). The Committee approved the MIP designs and targets in January 2022 as part of the annual compensation setting process. The target cash incentive amount for the combined MIPs as a percent of base salary ranged from 100% for Mr. Smith, 70% for Mr. Burdette, 65% for Mr. Hare, 60% for Messrs. Clary and Gill and 50% for Mr. Haverty. As in prior years, MIP-I is based upon pre-tax earnings goals and is 80% of the total cash incentive target and MIP-II is based on individual goals and represents 20% of the total cash incentive target.

The earnings-based MIP-I structure was designed so executives could earn above-target payouts when performance significantly exceeded financial goals and below target payouts when goals are not achieved. Consistent with our historical approach, MIP-I includes quarterly pre-tax earnings goals to reflect the pace of our business as well as an annual objective, which is more heavily weighted (at 60% of the plan) than the individual quarters. The MIP-I targets were set in January 2022. The MIP-I provided for a 40% target payout to be earned once 70% of the goal was met, and a maximum payout of 175% of target for performance at or above 125% of the goal, and interpolation for performance between these levels.

MIP-I Goal and Earned
(in millions)	Q1	Q2	Q3	Q4	Annual	Total
MIP-I Weighting	8%	10%	10%	12%	60%	100%
MIP-I Pre-Tax Earnings Goal	$21.2	$29.5	$30.6	$35.3	$116.6
2022 Pre-Tax Earnings	$25.7	$28.7	$32.6	$32.5	$119.5
% of Goal Achieved	121%	97%	107%	92%	102%
Target % Achieved	163%	94%	121%	84%	106%
% of MIP-I Earned	13%	9%	12%	10%	64%	108%

The Committee reviewed the payout results of 108% of target based on the company’s 2022 pre‑tax earnings performance. The overall payout resulted from payouts for our financial results in each quarter as well as the annual component of MIP-I.

The MIP-II design supports individual goals with payout ranging from 0% to 100% of target. The Committee reviewed each NEO’s performance relative to their MIP-II goals and determined that the individual goal payouts under the MIP-II for the NEOs were: Messrs. Smith, Hare, Clary and Gill at 100%; Mr. Burdette at 95%; and Mr. Haverty at 93%.

The combination of the approved MIP-I and MIP-II payouts resulted in a total average MIP payout of 106% of target for the NEOs.

See the “Summary Compensation Table,” which shows the actual non-equity incentive plan compensation paid to our named executive officers for our 2022 performance.

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COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Equity Incentive Compensation. Our executives receive long-term equity incentive compensation intended to link their compensation to the company’s long-term financial success.  All equity awards for our executives are approved by the Committee and the 2022 annual equity award grants were set at its meeting in January 2022. The 2022 grants were comprised of a mix of PRSUs based on EBITDA, PRSUs based on sales, and time-based restricted stock units. For the NEOs at January 2022 the target equity compensation was approximately 36% of total target compensation.

The graphs below highlight the mix of the types of equity awards granted in 2022.

The EBITDA-based PRSU grants use adjusted EBITDA as the performance measure to determine the number of shares that will vest, measured over a performance period commencing January 1, 2022 and ending December 31, 2022. The 2022 EBITDA target was $132.9 million, exclusive of adjustments to eliminate unusual or non-recurring items, with a range from a threshold of $93.0 million that would earn 40% of the target shares to a maximum of $166.1 million that would earn 175% of the target shares.

EBITDA for 2022 was calculated at $134.8 million, resulting in 104.3% of the target number of shares being earned.* The shares will cliff vest in February 2025.

The Sales-based PRSU grants use net sales to determine the number of shares that will vest, measured over a performance period commencing January 1, 2022, and ending December 31, 2022. Net sales is the amount included in our Form 10-K for the year ended December 31, 2022. The sales target for 2022 was $1,040.0 million, with a range from a threshold of $884.0 million that would earn 40% of the target shares to a maximum of $1,144.0 million that would earn 125% of the target shares. Net sales were $1,047.2 million in 2022, resulting in 101.7% of the target number of shares being earned. These shares will cliff vest in February 2025.

The time-based restricted stock units vest in three equal annual installments beginning in May 2023.

Dividend and voting rights are not applicable to stock awards until vested.  Additional details regarding grants are provided in the “Grants of Plan Based Awards Table” and “Outstanding Equity Awards Value at Year-End Table.”

*EBITDA is a non-GAAP financial measure. A reconciliation of EBITDA to the most directly comparable GAAP financial measure is provided in Appendix A.
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COMPENSATION DISCUSSION AND ANALYSIS

Executive Transition. Rawson Haverty, Jr. informed the company in 2022 of his decision to retire with an effective date of March 31, 2023. Mr. Haverty joined the company in 1982 and has held several leadership roles over the years and served as senior vice president, real estate and development since 1998. Mr. Haverty has also served as a director of the company since 1992 and upon his retirement will be eligible for director compensation as a non-employee director. The NCG Committee reviewed Mr. Havertys’ outstanding grants of 25,216 shares of which 21,512, per the retirement vesting provisions of the award agreements, would vest over the next three years. In recognition of Mr. Haverty’s contributions to the company and to provide for a distinct separation of compensation between his executive and any future non-employee director service and for administrative simplicity with respect to the grant vestings in future years, the NCG Committee determined that, subject to his consent, Mr. Havertys’ outstanding grants would be cancelled effective November 21, 2022 in exchange for a cash payment of $31.88 per share (the closing price on that date of the company’s common stock on the NYSE) for a total payment of $803,886.08.

How We Make Compensation Decisions

The Committee has overall responsibility for approving and evaluating the company’s executive officer’s compensation plans, policies and programs. The Committee is also responsible for providing a NCG Committee report reviewing the company’s CD&A. The Committee uses several different tools and resources in reviewing elements of executive compensation and making compensation decisions. These decisions, however, are not purely formulaic and the Committee exercises judgment and discretion in making them.

Compensation Consultants. The Committee retained Meridian Compensation Partners, LLC (“Meridian”) as an independent consultant to provide advice on executive compensation matters. Meridian serves as a resource for market data on pay practices and trends and provides independent advice to the Committee for setting executive compensation. Meridian reports directly and exclusively to the Committee Chair. However, at the Committee’s direction, Meridian works with management to review or prepare materials for the Committee’s consideration. Meridian provided no additional services to Havertys outside of the scope of the agreement with the Committee.

During 2022, the Committee reviewed Meridian’s independence and determined that there were no conflicts of interest as a result of the Committee’s engagement of Meridian. The Committee did not engage any consultant other than Meridian during 2022 to provide compensation consulting services.

Compensation Analysis. In determining appropriate compensation opportunities for our named executive officers, the Committee received input from Meridian. The Committee reviewed and analyzed competitive market data to be used as background for 2022 pay decisions and to obtain a general understanding of current compensation practices. This data was referenced when targeting the positioning for compensation discussed below. Data sources included public company proxy statements, broad-based published compensation surveys and other sources. The Committee compared compensation opportunities for our named executive officers with pay opportunities available to executive officers in comparable positions at similar companies (our “peer group”). The peer group included companies from the retail furniture industry, retailers of big-ticket postponable items, and specialty retailers. The peer group is re-evaluated annually to take into account changes in their operations and our own. The peer group companies used in setting 2022 compensation
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COMPENSATION DISCUSSION AND ANALYSIS

were the same as used in the prior year, except that The Lovesac Company was added and, while the At Home Group and Knoll, Inc. have both been acquired, they were retained in the peer group used for 2022 given that their compensation data was disclosed prior to the close of their acquisition.

PEER GROUP
American Woodmark Corporation	Ethan Allen Interiors Inc.	La-Z-Boy Incorporated
At Home Group Inc.	Flexsteel Industries, Inc.	Oxford Industries, Inc.
Bassett Furniture Industries Inc.	Hibbett Sports, Inc.	Sleep Number Corporation
Big 5 Sporting Goods Corporation	Hooker Furnishings Corporation	The Lovesac Company
Conn’s, Inc.	Kimball International, Inc.	Vera Bradley, Inc.
Culp, Inc.	Knoll, Inc.

Role of CEO. The compensation of every Havertys employee, including each named executive officer, is influenced in large part by the responsibilities of the position and the need to ensure that employees having similar job responsibilities are paid equitably, with consideration for individual performance. During early 2022, Mr. Smith provided recommendations to the NCG Committee with respect to the base salary amounts, performance targets for the annual and long-term incentive programs, and any equity awards for each executive officer (other than himself). These recommendations were based on the data reviewed by the Committee and Mr. Smith’s assessment of the executive’s relative experience, overall performance, and impact on the accomplishment of Havertys' financial goals and strategic objectives during the prior year. While the NCG Committee took Mr. Smith’s recommendations under advisement, it independently evaluated the pay recommendations for each executive and made all final compensation decisions in accordance with its formal responsibilities as defined in its Charter.

Stock Ownership Guidelines

In order to preserve the link between the interests of our executive officers and those of our stockholders, executive officers are expected to establish and maintain a significant level of direct stock ownership. Each executive officer is expected to have minimum qualified holdings based on the lesser of the fair market value of a multiple of his or her base salary or the number of shares as indicated below. We count unvested time-based and earned performance-based restricted stock units, reduced by 25% representing shares withheld for taxes, towards satisfying the guidelines. New officers have five years from the date they become subject to the guidelines to meet the required ownership level. All of our NEOs currently meet the ownership guidelines. Our other executive officers either meet the ownership guidelines or are within the five-year compliance period.

Position	Guidelines
Chief Executive Officer	6.0x salary or 135,000 shares
President	4.0x salary or 65,000 shares
Executive Vice President	3.0x salary or 40,000 shares
Senior Vice President	2.0x salary or 25,000 shares

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COMPENSATION DISCUSSION AND ANALYSIS

Pension Benefits and Retirement Plans

Supplemental Retirement Plan. We have a non-qualified, non-contributory supplemental executive retirement plan (the “SERP”). The SERP was established in connection with a defined benefit plan for which the benefits were frozen in 2006 and its obligations settled in 2014. The SERP limits the total annual amount that may be paid to a participant in the SERP from all sources (the former pension plan, social security and the SERP) to $125,000. Effective December 31, 2015, no new benefits can be earned under the SERP.

Additional details regarding accumulated benefits under the SERP plan is provided in the “Pension Benefits and Retirement Plans Table.”

Consideration of Last Year’s Advisory Stockholder Vote on Executive Compensation

The Committee considered the strong stockholder support of the compensation paid to our NEOs evidenced by the results of this advisory vote, and together with its analysis, did not make any specific changes to our executive compensation program for 2023 in response. Future annual advisory votes on executive compensation will serve as an additional tool to guide the committee in evaluating the alignment of the company’s executive compensation program with the interests of the company and its stockholders.

Frequency of Say-On-Pay Vote

At our 2021 annual meeting on May 10, 2021, our stockholders expressed a preference that advisory votes on executive compensation occur every year, as recommended by our Board. Consistent with this preference, the Board implemented an annual advisory vote on executive compensation until the next advisory vote on the frequency of shareholder votes on executive compensation, which will occur no later than the Company’s annual meeting of stockholders in 2027.
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COMPENSATION COMMITTEE REPORT

The NCG Committee oversees Havertys’ compensation program on behalf of the board and operates under a written charter adopted by the board. A copy of the charter is available on Havertys’ website at https://ir.havertys.com/corporate-governance-information/corporate-governance-documents.

The NCG Committee, the members of which are listed below, is responsible for establishing and administering the executive compensation programs of Havertys. The NCG Committee has reviewed and discussed the Compensation Discussion and Analysis with management as required by Item 402(b) of Regulation S-K. Based on such review and discussions, the NCG Committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s 2022 Fiscal Annual Report on Form 10-K.

The Nominating, Compensation and Governance Committee

Mylle H. Mangum, Chair
Allison Dukes
G. Thomas Hough
Derek G. Schiller
Al Trujillo

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EXECUTIVE COMPENSATION

Summary Compensation Table
The following tables and footnotes describe the compensation earned for the last three years by our named executive officers.

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation (1)	Stock Awards (2)	Change in Pension Value (3)	All Other Compensation (4)	Total
Clarence H. Smith	2022	$725,000	$772,676	$1,150,562	$—	$30,953	$2,679,191
CEO(a)(b)	2021	690,000	1,104,000	1,092,213	202,381	73,238	3,161,832
	2020	601,938	954,737	816,800	17,567	45,966	2,437,008

Steven G. Burdette	2022	500,000	369,516	384,790	—	48,544	1,302,850
President(a)(b)	2021	462,833	494,000	510,738	—	45,110	1,512,681
	2020	365,165	341,247	278,733	56,387	29,634	1,071,166

Richard B. Hare	2022	440,000	304,807	338,614	—	25,850	1,109,271
EVP and CFO(b)	2021	420,000	436,800	343,875	—	27,537	1,228,212
	2020	365,165	341,247	278,733	—	24,228	1,009,373

J. Edward Clary	2022	400,000	255,782	250,130	—	32,422	938,334
EVP and CIO(b)	2021	387,000	371,520	274,609	—	28,284	1,061,413
	2020	351,088	328,122	229,725	84,039	21,955	1,014,929

John L. Gill	2022	400,000	255,782	250,130	—	25,133	931,045
EVP, Merchandising(b)	2021	387,000	371,520	274,609	—	25,067	1,058,196
	2020	351,088	328,122	229,725	28,502	21,692	959,129

Rawson Haverty Jr.(c)	2022	350,000	184,175	185,195	—	849,194	1,568,564
SVP, Real Estate

(a)
Mr. Smith served as President and CEO and Mr. Burdette served as EVP, Operations during 2020. Mr. Burdette was promoted to President on March 1, 2021, and his 2021 base salary was increased from $402,000 to $475,000.

(b)
Mr. Smith’s salary was reduced 40% and the salaries of the other NEOs were reduced 25% on April 1, 2020 as part of the company’s business continuity plan. The salaries were reinstated on July 1, 2020 based on the company’s performance upon reopening of stores in May 2020.

(c)
Mr. Haverty announced his retirement in 2022, effective March 31, 2023. In connection with his pending retirement the NCG Committee and Mr. Haverty agreed to cancel his outstanding grants on November 21, 2022 in exchange for $803,886. Mr. Haverty is deemed an NEO in 2022 due to the inclusion of this payment in his 2022 compensation.

Summary Compensation Table Footnotes

(1)
Non-Equity Incentive Plan Compensation: Amounts for the cash earned under the annual incentive plans. For a description of the plans see “Compensation Discussion and Analysis.” The aggregate awards earned for 2022 were 106% of each NEO’s combined MIP target levels. The table below includes the amount of the total award to each named executive officer and the portion of the award attributable to each component.

	Corporate Performance ($)	Individual Performance ($)	Total Annual Incentive Award ($)
Smith	$627,676	$145,000	$772,676
Burdette	303,016	66,500	369,516
Hare	247,607	57,200	304,807
Clary	207,782	48,000	255,782
Gill	207,782	48,000	255,782
Haverty	151,508	32,667	184,175

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EXECUTIVE COMPENSATION

(2)
Stock Awards: These amounts are the full value of the grants on the date the grants were made, as determined in accordance with ASC Topic 718. The full grant date value is calculated using the number of awards multiplied by the closing price of our stock on the date of grant. All the grants were made on January 26, 2022. Awards containing a performance-based vesting condition are included based on achieving target performance. The amounts reported for these awards may not represent the amounts the individuals will actually realize, as the number of shares earned, if any, will depend on actual performance versus goals and the change in our stock price over time.
The table below sets forth the details of the components that make up the 2022 equity awards. The value of the performance shares shown as earned was calculated using the number of shares earned under the EBITDA grant multiplied by the share price on the date of grant. The EBITDA and Sales performance grants were earned at the maximum thresholds.

	Components of Annual Stock Awards				Additional Information
	Value of Time-based shares ($)	Value of Performance Shares - Target ($)		Total	Value of Performance Shares – at Maximum
		EBITDA	Sales		EBITDA	Sales

Smith	$230,101	$736,363	$184,098	$1,150,562	$1,288,635	$230,122
Burdette	115,440	215,469	53,882	384,790	377,070	67,352
Hare	101,587	189,610	47,417	338,614	331,818	59,275
Clary	75,036	140,086	35,007	250,130	245,151	43,759
Gill	75,036	140,086	35,007	250,130	245,151	43,759
Haverty	74,084	88,889	22,222	185,195	155,555	27,778

(3)
Change in Pension Value: Represents the aggregate change in the actuarial present value of accumulated benefits under the SERP for the applicable year. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in Note 10 Benefit Plans to our 2022 consolidated financial statements, which are included in our Form 10-K for the year ended December 31, 2022. Year-over-year changes in pension value for the SERP generally are driven due to changes in actuarial pension assumptions as benefit amounts under the SERP were frozen when the pension plan was terminated in 2014. The SERP monthly benefits are actuarially increased if commencement of such benefits begins after normal retirement age if elected by the participant prior to the SERP being frozen. For 2021, the change in pension value includes the impact of the late retirement factors under the SERP which increased the present values and higher discount rates which decreased present values. The methodology used to calculate the actuarial present value of the accumulated benefits under the SERP as of December 31, 2021 and December 31, 2020, did not include the impact of the late retirement factors. The amounts reported for 2021 were calculated using the late retirement factors, which resulted in part, in the increase in the benefit for 2021 as compared to 2020 and 2019 for affected participants. The change in pension value for Mr. Smith was substantially higher than 2020 primarily due to the impact of the late retirement factors under the SERP due to commencement of his SERP benefits after normal retirement age. The higher discount rates in 2022 resulted in a total decrease in pension values  for the NEOs as follows: Mr. Smith - $23,127, Mr. Burdette - $97,833, Mr. Clary - $144,100, Mr. Gill - $50,900 and Mr. Haverty - $97,960. Mr. Hare joined the company in 2017 and has no benefits under the SERP.

(4)	All Other Compensation: These amounts for 2022 are comprised of items as noted in the following table:

	401(k) Plan Match(a)	Deferred Compensation Plan Contribution(b)	Other(c)	Stock Award Cancellation	Total
Smith	$12,200	$—	$18,753	$—	$30,953
Burdette	12,200	20,670	15,674	—	48,544
Hare	12,200	—	13,650	—	25,850
Clary	12,200	4,000	16,222	—	32,422
Gill	12,200	—	12,933	—	25,133
Haverty	12,200	17,500	15,608	803,886	849,194
(a)	The maximum 401(k) match for calendar year 2022 was $12,200.
(b)	Company contributions to the Deferred Compensation Plan are based on participants’ compensation and contributions.
(c)	Includes: premium costs for covering a portion of medical insurance coverage, additional life insurance, long-term disability coverage and health examinations.
(d)
Mr. Haverty announced his retirement in 2022, effective March 31, 2023. In connection with his pending retirement the NCG Committee and Mr. Haverty agreed to cancel his outstanding grants on November 21, 2022 in exchange for $803,886.

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EXECUTIVE COMPENSATION

2022 Grants of Plan Based Awards Table

The following table and footnotes set forth certain information with respect to the estimated payouts which were possible under our non-equity incentive plan and the PRSUs and RSUs granted under our 2021 Long-Term Incentive Plan (the “2021 LTIP”) during the year ended December 31, 2022 to our NEOs.
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)(3)(4)
Name	Award Type(1)	Grant and NCG Committee Approval Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock (#)	Exercise or Base Price of Awards $/Share(5)	Grant Date Fair Value of Stock Award $(6)
Smith	ACMIP-I	1/26/2022	18,560	580,000	1,015,000	—	—	—	—	—	—
	ACMIP-II	1/26/2022	—	145,000	145,000	—	—	—	—	—	—
	PRSU	1/26/2022	—	—	—	10,206	25,515	44,651	—	$28.86	$736,363
	PRSU.1	1/26/2022	—	—	—	2,552	6,379	7,974	—	28.86	184,098
	RSU	1/26/2022	—	—	—	—	—	—	7,973	28.86	230,101
Burdette	ACMIP-I	1/26/2022	8,960	280,000	490,000	—	—	—	—	—	—
	ACMIP-II	1/26/2022	—	70,000	70,000	—	—	—	—	—	—
	PRSU	1/26/2022	—	—	—	2,986	7,466	13,066	—	28.86	215,469
	PRSU.1	1/26/2022	—	—	—	747	1,867	2,334	—	28.86	53,882
	RSU	1/26/2022	—	—	—	—	—	—	4,000	28.86	115,440
Hare	ACMIP-I	1/26/2022	7,322	228,800	400,400	—	—	—	—	—	—
	ACMIP-II	1/26/2022	—	57,200	57,200	—	—	—	—	—	—
	PRSU	1/26/2022	—	—	—	2,628	6,570	11,498	—	28.86	189,610
	PRSU.1	1/26/2022	—	—	—	657	1,643	2,054	—	28.86	47,417
	RSU	1/26/2022	—	—	—	—	—	—	3,520	28.86	101,587
Clary	ACMIP-I	1/26/2022	6,144	192,000	336,000	—	—	—	—	—	—
	ACMIP-II	1/26/2022	—	48,000	48,000	—	—	—	—	—	—
	PRSU	1/26/2022	—	—	—	1,942	4,854	8,495	—	28.86	140,086
	PRSU.1	1/26/2022	—	—	—	485	1,213	1,516	—	28.86	35,007
	RSU	1/26/2022	—	—	—	—	—	—	2,600	28.86	75,036
Gill	ACMIP-I	1/26/2022	6,144	192,000	336,000	—	—	—	—	—	—
	ACMIP-II	1/26/2022	—	48,000	48,000	—	—	—	—	—	—
	PRSU	1/26/2022	—	—	—	1,942	4,854	8,495	—	28.86	140,086
	PRSU.1	1/26/2022	—	—	—	485	1,213	1,516	—	28.86	35,007
	RSU	1/26/2022	—	—	—	—	—	—	2,600	28.86	75,036
Haverty	ACMIP-I	1/26/2022	4,480	140,000	245,000	—	—	—	—	—	—
	ACMIP-II	1/26/2022	—	35,000	35,000	—	—	—	—	—	—
	PRSU	1/26/2022	—	—	—	1,232	3,080	5,390	—	28.86	88,889
	PRSU.1	1/26/2022	—	—	—	308	770	963	—	28.86	22,222
	RSU	1/26/2022	—	—	—	—	—	—	2,567	28.86	74,084

(1)	Award Type:
ACMIP-I = Annual Cash Management Incentive Plan Compensation based on company performance
ACMIP-II = Annual Cash Management Incentive Plan Compensation based on individual performance
PRSU = Performance Restricted Stock Units contingent - EBITDA
PRSU.1 = Performance Restricted Stock Units contingent - Sales
RSU = Restricted Stock Unit

(2)
The 2022 Non-Equity Incentive Plans as discussed above provided for a target payout for 100% attainment of the goals and decreased to the payout threshold and increased to the maximum payout noted above.

(3)	The PRSU grant is based on 2022 adjusted EBITDA as discussed above. The number of shares actually achieved were 104.3% of the target and are shown as outstanding awards on page 30.
(4)	The PRSU.1 grant is based on a sales target for 2022. The number of shares actually achieved were 101.7% of the target and are shown as outstanding awards on page 30.
(5)	The base price for the PRSUs and RSUs is the closing price of our stock on the date of grant.
(6)	The fair value for the PRSUs and RSUs was determined using the target number of shares granted multiplied by the closing stock price on the grant date, in accordance with ASC Topic 718.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2022 Fiscal Year-End Table

The following table includes certain information with respect to the value of all unvested awards previously granted to the NEOs at December 31, 2022. The market value of shares of stock that have not vested is based on the closing market price of $29.90 at December 30, 2022.
		Stock Awards
Name	Date Awarded	Number of Shares of Stock That Have Not Vested(#)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested($)
Smith	1/30/19(1)	725	21,678
	1/23/20(2)	44,800	1,339,520
	1/23/20(3)	7,680	229,632
	1/23/20(4)	2,640	78,936
	1/21/21(5)	37,352	1,116,825
	1/21/21(6)	6,670	199,433
	1/21/21(4)	4,402	131,620
	1/26/22(7)	26,612	795,699
	1/26/22(8)	6,487	193,961
	1/26/22(4)	7,701	230,260
Burdette	1/31/19(1)	997	29,810
	1/23/20(2)	13,377	399,972
	1/23/20(3)	2,293	68,561
	1/23/20(4)	1,351	40,395
	1/21/21(5)	9,849	294,485
	1/21/21(6)	1,759	52,594
	1/21/21(4)	1,990	59,501
	5/01/21(4)	3,300	98,670
	2/23/22(7)	7,787	232,831
	2/23/22(8)	1,899	56,780
	2/23/22(4)	4,000	119,600
Hare	1/31/19(1)	997	29,810
	1/23/20(2)	13,377	399,972
	1/23/20(3)	2,293	68,561
	1/23/20(4)	1,351	40,395
	1/21/21(5)	10,290	307,671
	1/21/21(6)	1,838	54,956
	1/23/21(4)	2,079	62,162
	2/23/22(7)	6,853	204,905
	2/23/22(8)	1,671	49,963
	2/23/22(4)	3,520	105,248
Clary	1/31/19(1)	862	25,774
	1/23/20(2)	11,025	329,648
	1/23/20(3)	1,890	56,511
	1/23/20(4)	1,114	33,309
	1/21/21(5)	8,218	245,718
	1/21/21(6)	1,468	43,893
	1/21/21(4)	1,660	49,634
	1/26/22(7)	5,063	151,384
	1/26/22(8)	1,234	36,897
	1/26/22(4)	2,600	77,740
Gill	1/31/19(1)	850	25,415
	1/23/20(2)	11,025	329,648
	1/23/20(3)	1,890	56,511
	1/23/20(4)	1,114	33,309
	1/21/21(5)	8,218	245,718
	1/21/21(6)	1,468	43,893
	1/21/21(4)	1,660	49,634
	1/26/22(7)	5,063	151,384
	1/26/22(8)	1,234	36,897
	1/26/22(4)	2,600	77,740

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EXECUTIVE COMPENSATION

Award Information		Vesting Rate	Vesting Dates	Conditions
(1)	Restricted Stock Units	25% per year	May 8 each year beginning year following grant date	Continued employment through vesting date.
(2)	Performance Restricted Stock Units	100%	February 28, 2023	Based on 2020 EBITDA, shares achieved at 175% of target.
(3)	Performance Restricted Stock Units	100%	February 28, 2023	Based on 2020 comparable store sales, shares achieved at 120% of target.
(4)	Restricted Stock Units	one-third per year	May 8 each year beginning year following grant date	Continued employment through vesting date.
(5)	Performance Restricted Stock Units	100%	February 28, 2024	Based on 2021 EBITDA, shares achieved at 175% of target.
(6)	Performance Restricted Stock Units	100%	February 28, 2024	Based on 2021 consolidated sales, shares achieved at 125% of target.
(7)	Performance Restricted Stock Units	100%	February 28, 2025	Based on 2022 EBITDA, shares achieved at 104.3% of target.
(8)	Performance Restricted Stock Units	100%	February 28, 2025	Based on 2022 consolidated sales, shares achieved at 101.7% of target.

Option Exercises and Stock Vested Table

The following table includes certain information with respect to the vesting of restricted stock awards of the NEOs for the year ended December 31, 2022.

	Option and SSARs Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(1)
Clarence Smith	—	—	15,027	$418,567
Steve Burdette	—	—	8,946	246,990
Richard Hare	—	—	7,292	202,001
Ed Clary	—	—	6,211	172,103
John Gill	—	—	4,974	137,297
Rawson Haverty	—	—	5,401	148,774

(1)
The value realized reflects the taxable value to the named executive officer as of the date of the vesting of restricted stock units. The actual value ultimately realized by the NEO may be more or less than the value realized calculated in the above table depending on whether and when the NEO held or sold the stock associated with the vesting occurrence.

(2)
The number of shares acquired on vesting is the gross number, including shares surrendered to us for the payment of withholding taxes. The following table outlines the net number of shares received by the NEOs.

Name	Net Shares Received (#)
Smith	5,812
Burdette	4,790
Hare	3,822
Clary	3,254
Gill	2,740
Haverty	3,351

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EXECUTIVE COMPENSATION

Non-Qualified Deferred Compensation Plans

Top Hat Mutual Fund Option Plan. The Top Hat Mutual Fund Option Plan (the “Top Hat Plan”) was designed to accumulate retirement funds for selected employees, including the executive officers. The Top Hat Plan allowed participants to defer up to 100% of their cash incentive compensation in exchange for an option to buy selected mutual funds at a discount equal to the bonus they would have otherwise received. Deferrals under the Top Hat Plan were suspended in 2005. Participants may withdraw any or all amounts at any time but not later than fifteen years from leaving our employment. The following table includes certain information for those NEOs in the Top Hat Plan.

Name	Aggregate Earnings (Loss) in 2022 ($)	Aggregate Withdrawals/Distributions in 2021 ($)	Aggregate Balance at Last FYE ($)
Clarence Smith	$(77,575)	—	$325,795
Ed Clary	(84,648)	—	541,629

Deferred Compensation Plan. In January 2011, Havertys instituted a Deferred Compensation Plan for certain employees, including the NEOs. Under this plan participants may voluntarily defer receipt of up to 50% of their salary and 100% of their cash bonuses or non-equity plan compensation and allocate the deferred amounts among a group of investment options that mirrors the fund choices available in Havertys’ 401(k) Plan. Havertys may also make a percentage contribution of excess compensation to each participant. “Excess compensation” refers to compensation above which a participant cannot receive an employer matching contribution under the existing 401(k) limits. The percentage company contribution was 3% for 2022. In general, deferred amounts are distributed to the participant upon termination or at a specified date as elected by the participant or as required by the plan. The following table includes information for those NEOs participating in the Deferred Compensation Plan. Mr. Gill does not participate in the Deferred Compensation Plan.

Name	Executive Contributions in 2022 ($)(1)	Company Contributions for 2022 ($)(2)	Aggregate Earnings (Loss) in 2022 ($)(3)	Aggregate Withdrawals/Distributions in 2022 ($)	Aggregate Balance at Last FYE ($)(4)
Clarence Smith	$5,750	$—	$(685,572)	$(99,912)	$3,690,337
Steve Burdette	142,275	20,670	(84,290)	—	437,829
Richard Hare	—	—	(40,134)	—	215,396
Ed Clary	3,833	4,000	(125,062)	—	555,300
Rawson Haverty	25,251	17,500	(76,997)	—	239,331

(1)	Amounts included in this column have been included for the applicable year in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table.
(2)	Amounts included in this column have been reported for the applicable year in the “All Other Compensation” column of the Summary Compensation Table.
(3)
Amounts included in this column do not constitute above-market or preferential earnings and accordingly such amounts are not reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

(4)
All amounts included in this column have been reported in the current or prior years as either salary, non-equity incentive compensation or all other compensation in the summary compensation tables or as earnings or withdrawals in the deferred compensation tables.

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EXECUTIVE COMPENSATION

Pension Benefits and Retirement Plans

Retirement benefits are provided through Havertys 401(k) Plan and the SERP, which are described in the CD&A. The change in pension value can be impacted by changes in assumptions used to estimate present values. Please refer to Note 10 to our financial statements in our annual report for the year ended December 31, 2022 for information on the assumptions related to our retirement plan.

The following table provides certain information on the retirement benefits available under the SERP Plan for each eligible NEO at December 31, 2022 (Mr. Hare joined Havertys in 2017 and therefore has no benefits under the SERP).

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments during last fiscal year ($)
Clarence Smith	SERP	40	$678,164	—
Steve Burdette	SERP	32	258,732	—
Ed Clary	SERP	25	406,590	—
John Gill	SERP	15	109,865	—
Rawson Haverty	SERP	33	535,994	—

The SERP plan permits participants with 15 or more years of service to retire as early as age 55 with a reduction in the amount of their monthly benefits ranging from 50% at age 55 to 93.3% at age 64. As of December 31, 2022, Clarence Smith and Rawson Haverty were eligible for retirement with no reduction in benefits. Messrs. Burdette, Clary and Gill are eligible for reduced benefits ranging from approximately 73.3% to 80.0%.

2022 Potential Payments upon Termination or Change in Control

The table on page 35 summarizes the estimated payments to be made under our agreements or plans which provide for payments to an NEO following or in connection with any termination of employment, including by resignation, retirement, death, disability, constructive termination, or termination following a change in control. Such amounts are estimates to be paid under hypothetical circumstances and under the terms of the plans as they now exist. As required by the SEC, we have assumed that employment terminated on December 31, 2022 and that the price per share of our common stock is the closing market price as of December 30, 2022, the last trading day of 2022, which was $29.90. Actual payments in such circumstances may differ for a variety of reasons. The amounts reported below do not include amounts to be provided to an NEO under any arrangement which does not discriminate in scope, terms or operation in favor of our executive officers, and which is available generally to all salaried employees. Also, this table does not include amounts reported in the deferred compensation tables or the pension benefits table, except for those receiving retirement benefits.

Salary. None of our NEOs has an employment agreement which guarantees them employment for any period of time. Therefore, we would only make post-termination payments of salary or severance to an NEO under our change in control agreement.
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EXECUTIVE COMPENSATION

Change in control agreements. Our executive officers and other team members have built Havertys into the successful enterprise that it is today, and we believe that it is important to protect them in the event of a change in control. The board has therefore approved change in control agreements for our NEOs (the “Agreements”). The term of each Agreement automatically renews each January 1 unless notice is otherwise provided by Havertys.
The Agreements provide benefits under a qualifying termination of employment within 24 months following a change in control. The benefits the individuals would be entitled to receive include:
•
Severance payments – calculated as equal to two times the sum of: (1) the higher of the individual’s annual base salary or the average annual base salary for the three years immediately prior to the event upon which the notice of termination is based and (2) the higher of the amount paid as annual non-equity incentive compensation or the average amount paid in the three years preceding that in which the date of termination occurs.

•
Final year bonus – a pro-rata amount for the annual incentive plan performance period in which the date of termination occurs, the calculation and payment of which depend on when the date of termination occurs.

•	Reimbursement for medical and life insurance premiums – payments for a period of 24 months after the date of termination.
•
Acceleration of vesting on then-outstanding stock options and restricted stock awards; then‑outstanding performance shares would be governed by the plan under which they were awarded. See “Accelerated Vesting of Long-Term Incentives” below for additional details on the outstanding awards.

We do not have employment agreements with any of our executive officers and there are no other written agreements related to termination other than the change in control agreements.
Accelerated Vesting of Long-Term Incentives. We have provided long-term incentives to our NEOs through performance and time-vested restricted stock units. Terms of accelerated vesting for long-term incentives upon various termination scenarios are described below. Long‑term incentive awards made in certain years to retirement-eligible individuals may continue to vest after retirement. All awards outstanding as of December 31, 2022 have been granted under our 2014 Long-Term Incentive Plan (the “2014 LTIP”) and 2021 LTIP.
Time Vested Restricted Stock Units (RSUs). Time based RSUs generally vest annually pro rata over three or four years, provided the executive has remained an active team member from the grant date through the vesting date. Unvested RSU grants vest in full upon an NEO’s termination of employment by reason of death or disability. We calculated the value of RSUs using our closing stock price on December 30, 2022 of $29.90.
Performance RSUs based on EBITDA and Sales (PRSUs). Upon termination of employment by reason of death or disability, unvested PRSUs will vest based on actual performance through the date of death or disability. At December 31, 2022, the number of units earned for all PRSUs were known and we calculated their value using our closing stock price on December 30, 2022 of $29.90.
In the event of a change in control the restriction on the RSUs lapse and the PRSUs convert to time-based restricted stock awards. If the change in control occurs prior to the end of the performance period, 100% of the target award converts, and if after the performance period the shares earned will convert. The vesting of the RSUs and the converted time-based restricted stock awards is accelerated at the change in control. The NCG Committee has the right to cancel the RSUs and converted time-based awards in exchange for consideration equal to the value of the shares immediately prior to the change in control.
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EXECUTIVE COMPENSATION

Awards of long-term incentives granted under the 2021 LTIP have double-trigger change-in-control vesting; if awards granted under the 2021 LTIP are assumed by the successor entity in connection with a change of control of the company, such awards will not automatically vest and pay out upon the change of control.
Retirement Plans. Benefits under the Supplemental Executive Retirement Plan (SERP) were frozen in December 2015. Mr. Hare joined Havertys in 2017 and therefore has no benefits under the SERP. The benefits under the SERP are not enhanced upon any termination.

2022 Potential Payments Upon Termination or Change in Control
Name	Voluntary		Involuntary Not for Cause	For Cause	Change in Control No Termination	Involuntary for Good Reason/Not for Cause (CIC)	Death		Disability
Clarence Smith
Severance	—		—	—	—	$3,337,608	—		—
Healthcare and Other	—		—	—	—	40,191	—		—
Long-Term Incentive	—	(2)	—	—	$4,337,563	4,337,563	$4,337,563	(3)	$4,337,563	(3)
Retirement Plans(1)	—		—	—	—	—	—		—
Steve Burdette
Severance	—		—	—	—	1,803,176	—		—
Healthcare and Other	—		—	—	—	40,191	—		—
Long-Term Incentive	—		—	—	1,453,200	1,453,200	1,453,200	(3)	1,453,200	(3)
Retirement Plans(1)	—		—	—	—	—	—		—
Richard Hare
Severance	—		—	—	—	1,601,902	—		—
Healthcare and Other	—		—	—	—	61,623	—		—
Long-Term Incentive	—		—	—	1,323,643	1,323,643	1,323,643	(3)	1,323,643	(3)
Retirement Plans(1)	—		—	—	—	—	—		—
Ed Clary
Severance	—		—	—	—	1,436,950	—		—
Healthcare and Other	—		—	—	—	40,191	—		—
Long-Term Incentive	—		—	—	1,050,507	1,050,507	1,050,507	(3)	1,050,507	(3)
Retirement Plans(1)	—		—	—	—	—	—		—
John Gill
Severance	—		—	—	—	1,436,950	—		—
Healthcare and Other	—		—	—	—	40,191	—		—
Long-Term Incentive	—		—	—	1,050,148	1,050,148	1,050,148	(3)	1,050,148	(3)
Retirement Plans(1)	—		—	—	—	—	—		—
Rawson Haverty
Severance	—		—	—	—	1,165,424	—		—
Healthcare and Other	—		—	—	—	61,623	—		—
Retirement Plans(1)	—		—	—	—	—	—		—

(1)	We disclose the amounts related to the SERP plan and the plans in which each NEO participates in the Pension Benefits, the Top Hat Mutual Fund Option Plan and the Deferred Compensation Plan tables.
(2)
Mr. Smith was at full retirement age at December 31, 2022. If he had retired on such date, his outstanding awards would not have automatically vested. Therefore, we report zero value in the table above. However, some of his awards would continue to vest following his retirement through the end of the respective vesting periods. The values of such awards at December 31, 2022 were $4,105,330.

(3)
Time-based RSUs vest in full upon an NEO’s termination of employment by reason of death or disability. Similarly, PRSUs generally vest upon an NEO’s termination of employment by reason of death or disability based on actual performance through the date of death or disability, which for purposes of this table is assumed to be December 31, 2022.

The amounts shown in the above table for “Change in Control No Termination” assume the successor entity in connection with the change of control does not assume the awards granted under the 2021 LTIP. All amounts show in the above table would be paid in lump-sum payments by us in accordance with the applicable grant agreements.

2023 Proxy Statement | 35

EXECUTIVE COMPENSATION

CEO Pay Ratio

The SEC requires the disclosure of the CEO to median employee pay ratio. We identified the median team member by examining the 2020 total cash compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2020. We included all individuals, whether employed on a full-time, part-time, or seasonal basis. We annualized the cash compensation for all permanent team members who were not employed for the entire period, such as new hires or team members furloughed during our closure due to COVID-19. We did not make full-time adjustments for part-time team members, or annualized adjustments for temporary or seasonal workers. We believe the use of total cash compensation for all team members is a consistently applied compensation measure because we do not widely distribute annual equity awards to team members.

After identifying the median team member based on total cash compensation, we calculated annual total compensation for such team member using the same methodology we use for our named executive officers as set forth in the 2022 Summary Compensation Table in this proxy statement. In 2022, our CEO, Mr. Smith, had a total annual compensation of $2,679,191. Our median employee’s annual total compensation for 2022 was $69,904. As a result, we estimate that Mr. Smith’s 2022 annual total compensation was approximately 33 times that of our median team member, or 33:1.

Given the different methodologies that various public companies are allowed to use to determine their pay ratio, the ratio we report may not be comparable to those reported by other companies.

Pay-Versus-Performance

As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain company financial performance metrics. For further information concerning our pay-for-performance philosophy and how we align executive compensation with company financial performance, refer to the Compensation Discussion and Analysis, beginning on page 16.

The following table provides information showing the relationship during 2022, 2021 and 2020 between (1) total compensation as reflected in the Summary Compensation Table (“SCT”), (2) executive compensation “actually paid” (“CAP”) (as defined by SEC rule and further described below) to (a) each person serving as our principal executive officer (“PEO”) (also referred to as our CEO) and (b) our non-PEO named executive officers (also referred to below as other NEOs), on an average basis, and (3) the company’s financial performance. The company’s selected performance measure included in the chart below is Pre-Tax Income. Information presented in this section will not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except as we may specifically do so by reference to this section.

2023 Proxy Statement | 36

EXECUTIVE COMPENSATION

Pay-Versus-Performance Table

					Value of Initial Fixed $100 Investment			Company Selected Financial Performance Measure
Year	SCT Total Compensation for PEO(1)	Compensation Actually Paid to PEO	Average SCT Total Compensation For Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs	Total Shareholder Return	Peer Group Total Shareholder Return(3)	Net Income(4) (in 000s)	Pre-Tax Income(5) (in 000s)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$2,679,191	$2,646,013	$1,170,014	$959,065	193	116	$89,358	$119,501
2021	3,161,832	3,814,594	1,215,126	1,490,490	184	180	90,803	118,535
2020	2,437,008	3,382,845	1,013,649	1,268,297	153	132	59,148	76,731

1.	Clarence Smith served as our CEO for the entirety of 2022, 2021 and 2020.
2.	The NEOs included in this calculation for each year are:
2022 — Steve Burdette, Richard Hare, Ed Clary, John Gill, and Rawson Haverty, Jr.
2021 — Steve Burdette, Richard Hare, Ed Clary, and John Gill
2020 — Steve Burdette, Richard Hare, Ed Clary, and John Gill
3.	The peer group TSR is based on the cumulative return of the NYSE/AMEX/Nasdaq Home Furnishings & Equipment Stores Index (SIC Codes 5700-5799).
4.	Net income as reported in the company’s consolidated financial statements included in our 2022 Annual Report on Form 10-K.
5.	Pre-tax income, or income before income taxes, as reported in the company’s consolidated financial statements included in our 2022 Annual Report on Form 10-K.
6.
The additional table below sets forth each of the amounts required by SEC rule to be deducted from and added to the amount of total compensation as reflected in the Summary Compensation Table, to calculate CAP. There were no assumptions made in the valuation of equity awards that differs materially from those disclosed as of the grant date of such equity awards.

2023 Proxy Statement | 37

EXECUTIVE COMPENSATION

	2022		2021		2020
	PEO	Other NEOs Average	PEO	Other NEOs Average	PEO	Other NEOs Average
Total Compensation from SCT	$2,679,191	$1,170,014	$3,161,832	$1,215,126	$2,437,008	$1,013,649
DEDUCT: grant date fair value (GDFV) of equity awards granted during FY	$1,150,562	$281,772	$1,092,213	$350,958	$816,800	$254,229
ADD: FV as of FY-end of equity awards granted during the year that are outstanding and unvested as of FY-end	$1,219,920	$260,274	$1,549,655	$453,223	$1,673,482	$498,822
ADD: change as of end of FY in FV of awards granted in any prior year that are outstanding and unvested as of FY-end	$(69,860)	$(16,027)	$198,163	$63,599	$197,468	$89,305
ADD: change as of the vesting date (from end of prior FY) in FV for any equity awards granted in any prior year that vested at the end of or during FY	$(32,676)	$(19,253)	$199,538	$109,500	$(57,482)	$(37,018)
DEDUCT: FV at the end of the prior FY for awards granted in any prior year that failed to meet applicable vesting conditions or were cancelled during FY	$—	$154,171	$—	$—	$33,264	$—
DEDUCT: change in actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans reported in SCT(1)	$—	$—	$202,381	$—	$17,567	$42,232
Compensation Actually Paid (CAP) (as defined by SEC rule)	$2,646,013	$959,065	$3,814,594	$1,490,490	$3,382,845	$1,268,297

(1)	As discussed on page 25, the SERP Plan was frozen in 2006 and accordingly there are no changes related to service costs and prior service costs.

Financial Performance Measures
Our executive compensation program and compensation decisions reflect the guiding principles of aligning long-term performance and shareholder interests. The metrics used within our incentive plans are selected to support these objectives. The most important financial performance measures used by the company to link executive compensation actually paid to the company’s NEOs for the most recently completed fiscal year to the company’s performance are as follows:
•	Pre-Tax Income
•	Adjusted EBITDA
•	Net Sales
•	Total Shareholder Return

2023 Proxy Statement | 38

EXECUTIVE COMPENSATION

Analysis of the Information Presented in the Pay-versus-Performance Table
While the company utilizes several performance measures to align executive compensation with company performance, not all of those company measures are presented in the Pay-versus- Performance table set forth above. Moreover, the company generally seeks to incentivize positive long-term performance and, therefore, does not specifically align the company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v), the company is providing the following descriptions of the relationships between information presented in the Pay-versus-Performance table.

TSR: TSR has the most direct and significant impact on CEO and NEO compensation actually paid. This is primarily driven by our compensation program design, which is structured with a significant portion of compensation delivered in equity awards (RSUs and PRSUs). The graphs below show the relationship between (1) compensation actually paid to our CEO and the average of the compensation actually paid to our other NEOs and our cumulative TSR and (2) our cumulative TSR and peer group TSR, over the three fiscal years ending December 31, 2022.

CAP versus TSR

TRS: Company versus Peer Group

2023 Proxy Statement | 39

EXECUTIVE COMPENSATION

Pre-Tax Income: Pre-Tax Income has a significant impact on CEO and NEO compensation actually paid. This is driven by our compensation program design, which includes an annual cash incentive based primarily on pre-tax income targets. The graphs below show the relationship between compensation actually paid to our CEO and the average of the compensation actually paid to our other NEOs and our pre-tax income over the three fiscal years ending December 31, 2022.

CAP versus Pre-Tax Income

Net Income: SEC rules require that net income be presented as a performance measure in the Pay-versus-Performance Table above. The graph below shows the relationship between compensation actually paid to our CEO and the average of the compensation actually paid to our other NEOs and net income attributable to Havertys over the three fiscal years ending December 31, 2022 as reported in the company’s consolidated financial statements.

CAP versus Net Income

2023 Proxy Statement | 40

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

What am I voting on?	✓ Advisory vote to approve named executive officers’ compensation (“say-on-pay-vote”).
Voting recommendation:	✓ Our board of directors recommends a vote “For” approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers.

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, the Company provides its stockholders with the opportunity each year to vote to approve, on an advisory basis, the compensation of our named executive officers. The Company recommends that you vote for the approval of the compensation of our NEOs as described in this Proxy Statement. Accordingly, you may vote on the following resolution at the Meeting:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders.

As described in the Compensation Discussion and Analysis beginning on page 16, the Company’s compensation philosophy is to align executive pay with Company performance. We believe that this alignment motivates our executives to achieve our key financial and strategic goals, creating long-term stockholder value.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any NEO and will not be binding on or overrule any decisions by the NCG Committee or the Board. Because we value our stockholders’ views, however, the NCG Committee and the Board will consider the results of this advisory vote when formulating future executive compensation policy. As noted on page 25 in the Compensation Discussion and Analysis, the NCG Committee considered the result of last year’s vote, in which approximately 98% of the shares voted were voted in support of the compensation of the Company’s NEOs. Your advisory vote serves as an additional tool to guide the NCG Committee and the Board in continuing to align the Company’s executive compensation program with the interests of the Company and its stockholders and is consistent with our commitment to high standards of corporate governance.

This proposal, commonly known as a "say-on-pay" proposal, gives you, as a stockholder, the opportunity to express your views on our executive compensation policies for our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the framework, policies, and procedures described in the Proxy Statement.

2023 Proxy Statement | 41

EQUITY COMPENSATION PLAN INFORMATION

Information as of December 31, 2022 regarding our equity compensation plans is summarized as follows.

Plan Category	Number of Securities To be issued upon exercise of outstanding equity awards (a)	Weighted-average exercise price of outstanding options and stock-settled stock appreciation rights (SSARs) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)
Equity compensation plans approved by stockholders:
Long-Term Incentive Plans(1)	677,701 (2)	—	1,240,915 (3)
Non-Employee Director Compensation Plan	142,027 (4)	—	8,988(5)
Equity compensation plans not approved by stockholders	—	—	—
Total	819,728	—	1,249,903
(1)	Shares issuable pursuant to outstanding equity awards under our 2014 LTIP and 2021 LTIP.
(2)
This number is comprised entirely of full value restricted stock units including shares issued pursuant to outstanding performance-based restricted stock units. Upon vesting shares of common stock are issued for each restricted unit on a 1‑for‑1 basis.

(3)
Any shares from the 2014 LTIP which are forfeited, expired, or cancelled are not made available for use under the 2021 LTIP. Any shares from the 2021 LTIP which are forfeited, expired, or cancelled are made available for use under the 2021 LTIP.

(4)	Shares deferred under the Directors’ Deferred Compensation Plan. Shares are issued from those held in the company’s treasury.
(5)	Shares remaining under the Directors Compensation Plan. Shares are issued from those held in the company’s treasury.

2023 Proxy Statement | 42

AUDIT COMMITTEE REPORT

The Audit Committee oversees Havertys’ financial reporting process on behalf of the board. Havertys’ management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. Havertys’ independent registered public accounting firm, or “independent accountants,” is responsible for auditing its consolidated financial statements and providing an opinion as to their conformity with accounting principles generally accepted in the United States as well as attesting and reporting on the effectiveness of its internal controls over financial reporting.

The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Consequently, in carrying out its oversight responsibilities, it shall not be charged with, and is not providing, any expert or special assurance as to Havertys’ financial statements, or any professional certification as to the independent accountants’ work. In addition, the Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectively in conformity with accounting principles generally accepted in the United States and on the representations of an independent registered public accounting firm included in its report on Havertys’ financial statements.

The Audit Committee is comprised entirely of four independent directors as defined by the NYSE listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Audit Committee is governed by a charter that enumerates its purpose and responsibilities, a copy of which is available on Havertys’ website at https://ir.havertys.com/corporate-governance-information/corporate-governance-documents.

The Audit Committee met four times during 2022 and schedules its meetings to ensure enough time is available to devote attention to its tasks. In carrying out its responsibilities, the Audit Committee among other things:
• meets with management and the independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”) to review and discuss Havertys’ accounting policies and significant estimates;
• discusses with Havertys’ internal auditors and Grant Thornton the overall scope and plans for their respective audits;
• meets with both the internal auditors and Grant Thornton, with and without management present, to discuss the results of their examinations;
• reviews and discusses quarterly and annual financial reports prior to filing with the SEC and quarterly earnings press releases;
• supervises the relationship between Havertys and Grant Thornton, including having direct responsibility for Grant Thornton’s appointment, compensation, retention, and oversight; reviewing the scope of their audit services; approving audit and non-audit services; and confirming Grant Thornton’s independence;
• reviews with senior management significant risks and the processes by which risk is identified, assessed, and mitigated; and
• selects for the stockholders’ ratification, the independent registered public accounting firm for 2023.

2023 Proxy Statement | 43

AUDIT COMMITTEE REPORT (continued)

The Audit Committee further discussed with representatives of Grant Thornton the matters required to be discussed with audit committees by the applicable requirements of the Public Company Accounting Oversight Board's standards and the SEC. The Committee also received the written disclosures and the letter from Grant Thornton required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Committee concerning independence and discussed with representatives of Grant Thornton the independence of that firm.

The Audit Committee also reviewed and discussed together with management and Grant Thornton, Havertys’ audited financial statements for the year ended December 31, 2022, and the results of management's assessments of the effectiveness of the company’s internal control over financial reporting and Grant Thornton’s audit of internal control over financial reporting.

Based on these reviews and discussions, the Audit Committee recommended to the board that the audited financial statements be included in Havertys’ Annual Report on Form 10‑K for the year ended December 31, 2022.

The Audit Committee
Al Trujillo, Chair
Michael R. Cote
G. Thomas Hough
Vicki R. Palmer

This report shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this report be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

2023 Proxy Statement | 44

AUDIT MATTERS

APPROVAL POLICIES AND PROCEDURES

 Grant Thornton LLP acts as Havertys’ independent auditor. The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax, and other services performed by the independent auditor.

The policy provides for pre-approval by the Audit Committee of specifically-defined audit and non‑audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to its chairman the authority to approve permitted services. The chairman reports any decisions at the next scheduled Audit Committee meeting. Additionally, engagements exceeding $200,000 must receive advance approval by the Audit Committee. All of the fees detailed below were pre-approved by the Audit Committee.

PRINCIPAL ACCOUNTANT FEES

Item	2022	2021
Audit Fees (a)	$732,000	$659,000
Audit–Related Fees (b)	—	—
Tax Fees (c)	24,000	21,000
All Other Fees (d)	—	118,000
	$756,000	$798,000

NOTE (a) Audit Fees. Included in this category are fees for the annual audits of the financial statements and internal controls, quarterly financial statement reviews, and consents.
NOTE (b) Audit-Related Fees. No fees were incurred in 2022 and 2021 for audit-related fees.
NOTE (c) Tax Fees. These fees include charges for tax research projects.
NOTE (d) All Other Fees. These fees represent those from permitted advisory service projects completed in 2021.

As noted on page 49 in the information about our annual meeting, we have historically received proxies representing approximately 90% of eligible shares and had no stockholders in attendance at our annual meeting. Accordingly, this is a very brief meeting conducted by our corporate secretary. Our directors, other members of senior management, and representatives of Grant Thornton will not be present at the annual meeting. As such, representatives from Grant Thornton will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions.

2023 Proxy Statement | 45

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023

What am I voting on?	✓ Ratification of the appointment of our independent registered public accounting firm for 2023.
Voting recommendation:	✓ Our board of directors recommends a vote “For” the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2023.

The Audit Committee has selected Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and we are asking our stockholders to ratify this appointment. Although ratification is not required by our bylaws or otherwise, the board is submitting the appointment of Grant Thornton to our stockholders for ratification because we value our stockholders’ views and as a matter of good corporate practice.

In the event that our stockholders fail to ratify the appointment, the Audit Committee will consider it as a direction to evaluate the appointment of a different firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of our company and our stockholders.
2023 Proxy Statement | 46

OWNERSHIP OF SECURITIES

Ownership by Our Principal Stockholders

Set forth in the table below is information about the number of shares held by persons we know to be beneficial owners of more than 5% of the issued and outstanding shares of our common stock or Class A common stock as of March 10, 2023. An asterisk indicates less than 1% of outstanding shares of that respective class.
	Common Stock			Class A Common Stock
Name and address of Beneficial Holder	Amount and Nature of Beneficial Ownership		Percent of Class(1)	Amount and Nature of Beneficial Ownership		Percent of Class(2)
BlackRock, Inc. 55 East 52nd Street, New York, NY	2,735,031	(3)	18.3%	—		—
The Burton Partnership, LP 614 W. Bay Street, Tampa, FL	1,228,255	(4)	8.2%	—		—
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One, Austin, TX	1,223,631	(5)	8.2%	—		—
Renaissance Technologies LLC 800 Third Avenue, New York, NY	838,406	(6)	5.6%	—		—
The Vanguard Group 100 Vanguard Blvd., Malvern, PA	967,943	(7)	6.5%	—		—
LSV Asset Management 155 N. Wacker Drive, Suite 4600, Chicago, IL	745,600	(8)	5.0%	—		—
Villa Clare Partners, L.P. 158 West Wesley Road, Atlanta, GA	—		—	603,497	(9)	47.0%
Rawson Haverty, Jr. 780 Johnson Ferry Road, NE, Atlanta, GA	15,000	(10)	*	186,959	(10)(11)	14.6%
Clarence H. Smith 780 Johnson Ferry Road, NE, Atlanta, GA	77,380	(12)(13)	*	113,986	(14)	8.9%

(1)	Based on 14,981,347 shares of our common stock outstanding on March 10, 2023.
(2)	Based on 1,283,260 shares of our Class A common stock outstanding on March 10, 2023.
(3)	According to a Schedule 13G filed on January 26, 2023, BlackRock, Inc. holds sole voting power over 2,659,938 shares and sole dispositive power over 2,735,031 shares of common stock.
(4)
According to a Schedule 13G filed on June 1, 2016, The Burton Partnership, LP, The Burton Partnership (QP), LP and
Donald W. Burton, General Partner, hold sole voting and dispositive power over 1,228,255 shares of common stock.

(5)
According to a Schedule 13G/A filed on February 10, 2023, Dimensional Fund Advisors LP (“Dimensional”) holds sole voting power over 1,205,761 shares and sole dispositive power over 1,223,631 shares of common stock. Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (the “Funds”). The shares reported above are owned by the Funds. Dimensional possesses investment and/or voting power over the shares held by the Funds. Dimensional disclaims beneficial ownership of these securities.

(6)	According to a Schedule 13G/A filed on February 13, 2023, Renaissance Technologies LLC holds sole voting and dispositive power over 838,406 shares of common stock.
(7)
According to a Schedule 13G/A filed on February 9, 2023, The Vanguard Group holds shared voting power over 9,756 shares and sole dispositive power over 946,743 shares and shared dispositive power over 21,200 shares of common stock.

(8)	According to a Schedule 13G filed on February 10, 2023, LSV Asset Management holds sole voting power over 440,100 shares and sole dispositive power over 745,600 shares of common stock.
(9)
According to a Schedule 13D/A filed on January 3, 2018, Villa Clare Partners, L.P. holds shared voting and dispositive power over 603,497 shares of Class A common stock. Clarence H. Smith is the manager of the Partnership’s general partner, West Wesley Associates, LLC. Mr. Smith disclaims beneficial ownership of these shares except to the extent of his partnership interest.

(10)
Mr. Haverty has direct ownership of 84,074 shares of Class A common stock and sole dispositive and voting power over 65,140 shares of Class A common stock held by a limited liability company for which Mr. Haverty is the manager. The beneficial ownership disclosed also includes 8,728 shares of Class A common stock held in trust for the benefit of Mr. Haverty’s child, for which he is co‑trustee, as to which he disclaims beneficial ownership.

(11)
The Mary E. Haverty Foundation is a charitable organization, for which Mr. Haverty has sole voting power through a revocable proxy granted to him by the Foundation. Mr. Haverty has no pecuniary interest in the shares of the Foundation and disclaims any beneficial ownership in the Foundation’s shares. The amounts shown reflect 15,000 shares of common stock and 29,017 shares of Class A common stock, respectively.

(12)
Mr. Smith has direct ownership of 34,300 shares of common stock. The beneficial ownership disclosed includes 29,689 shares of common stock held by Mr. Smith’s wife, as to which he disclaims beneficial ownership. Mr. Smith also has 5,541 shares beneficially owned under Havertys’ directors’ Deferred Plan.

(13)
This amount includes 7,850 shares of common stock held by a Georgia limited partnership in which Mr. Smith is a partner. Mr. Smith disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the partnership.

(14)
Mr. Smith has direct ownership of 112,036 shares of Class A common stock. The beneficial ownership disclosed includes 1,950 shares of Class A common stock held by Mr. Smith’s wife, as to which he disclaims beneficial ownership.

2023 Proxy Statement | 47

Ownership by Our Directors and Management

The following table sets forth the amount of Havertys’ common stock and Class A common stock beneficially owned by each director, each named executive officer included in the Summary Compensation Table, and all current directors and executive officers as a group as of March 10, 2023. Unless otherwise indicated, beneficial ownership is direct, and the person shown has sole voting and investment power. An asterisk indicates less than 1% of outstanding shares of that respective class.

	Common Stock			Class A Common Stock
	Amount and Nature of Beneficial Ownership (1)		Percent of Class(2)	Shares Beneficially Owned		Percent of Class(3)

Steven G. Burdette	13,351		*	28,530		2.2%
J. Edward Clary	38,156		*	—		—
Michael R. Cote	1,388		*	—		—
L. Allison Dukes	21,514		*	—		—
John L. Gill	15,878		*	7,500		*
Richard B. Hare	22,978		*	—		—
Rawson Haverty, Jr.	15,000	(4)	*	186,959	(4)5)	14.6%
G. Thomas Hough	25,504		*	—		—
Mylle H. Mangum	64,466		*	—		—
Vicki R. Palmer	54,718		*	—		—
Derek G. Schiller	6,660		*	—		—
Clarence H. Smith	77,380	(6)(7)	*	717,483	(8)(9)	55.9%
Al Trujillo	58,206		*	—		—
Directors and Executive Officers as a group (16 persons)	505,459		3.4%	940,472		73.3%

(1)
This column also includes shares of common stock beneficially owned under our directors’ Deferred Plan for the following individuals:  Ms. Dukes – 21,514; Mr. Hough – 11,922; Ms. Mangum – 59,308; Mr. Smith – 5,541; and Mr. Trujillo – 43,742.

(2)	Based on 14,981,347 shares of our common stock outstanding on March 10, 2023.
(3)	Based on 1,283,260 shares of our Class A common stock outstanding on March 10, 2023.
(4)
The Mary E. Haverty Foundation is a charitable organization, for which Mr. Haverty has sole voting power through a revocable proxy granted to him by the Foundation. Mr. Haverty has no pecuniary interest in the shares of the Foundation and disclaims any beneficial ownership in the Foundation’s shares. The amounts shown reflect 15,000 shares of common stock and 29,017 shares of Class A common stock, respectively.

(5)
Mr. Haverty has direct ownership of 84,074 shares of Class A common stock. The beneficial ownership disclosed also includes 65,140 shares of Class A common stock held by a limited liability company for which Mr. Haverty is the manager and 8,728 shares of Class A common stock held in trust for the benefit of Mr. Haverty’s child, for which he is co-trustee, as to which he disclaims beneficial ownership.

(6)
Mr. Smith has direct ownership of 34,300 shares of common stock. The beneficial ownership disclosed includes 29,689 shares of common stock held by Mr. Smith’s wife, as to which he disclaims beneficial ownership.

(7)
This amount includes 7,850 shares of common stock held by a Georgia limited partnership in which Mr. Smith is a partner. Mr. Smith disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the partnership.

(8)
Mr. Smith has direct ownership of 112,036 shares of Class A common stock. The beneficial ownership disclosed includes 1,950 shares of Class A common stock held by Mr. Smith’s wife, as to which he disclaims beneficial ownership.

(9)
The amount also includes shares held by a partnership. According to a Schedule 13D filed on January 3, 2018, Villa Clare Partners, L.P. holds shared voting and dispositive power over 603,497 shares of Class A common stock. Mr. Smith is the manager of the Partnership’s general partner, West Wesley Associates, LLC. Mr. Smith disclaims beneficial ownership of these shares except to the extent of his partnership interest.

2023 Proxy Statement | 48

INFORMATION ABOUT OUR ANNUAL MEETING

Our board of directors is furnishing you with this proxy statement to solicit proxies on its behalf in connection with the 2023 annual meeting of stockholders of Haverty Furniture Companies, Inc. The company will pay all solicitation costs. The meeting will be held on May 8, 2023 at the Courtyard Baltimore Downtown/Inner Harbor, 1000 Aliceanna Street, Baltimore, Maryland, beginning promptly at 10:00 a.m. Eastern Time (ET).

While all our stockholders are entitled to attend the annual meeting, we have historically received proxies representing approximately 90% of eligible shares. Accordingly, this is a very brief meeting conducted by our corporate secretary and not attended by our directors or other members of senior management. Accordingly, we strongly encourage you to review the proxy materials and follow the instructions to cast your vote using the internet, telephone, or mail, in advance of the meeting.

Who may vote?
You may vote if you were a holder of record of Haverty Furniture Companies, Inc. as of the close of business on March 10, 2023.

Why did I receive a Notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
We are providing access to our proxy materials via the internet. As a result, we have sent to most of our stockholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials online and how to request a paper copy. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by email.  A stockholder’s election to receive proxy materials by mail or email will remain in effect until the stockholder terminates it.

Why should I vote?
Your vote is very important regardless of the amount of stock you hold. The board strongly encourages you to exercise your right to vote as a stockholder of the company.

If I vote using the internet, telephone or mail, may I still attend the annual meeting?
Yes. The board recommends that you vote using one of the methods previously outlined since it is not practical for most stockholders to attend and vote at the annual meeting. However, if your shares are held in street name you must obtain a proxy, executed in your favor, from your bank, broker or other holder of record to be able to vote at the annual meeting.

Can I change my mind after I vote?
You may change your vote by revoking your proxy at any time before the polls close at the meeting. You may do this by: (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) voting again by telephone or over the internet prior to 11:59 p.m. ET on May 7, 2023, or (3) voting again at the meeting.

2023 Proxy Statement | 49

INFORMATION ABOUT OUR ANNUAL MEETING

How do I vote shares that are held by my broker?
If you have shares held by a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following instructions that the broker or nominee provides to you. Most brokers offer voting by mail, by telephone and via the internet.

How will a quorum be determined?
A majority of the outstanding shares of the combined classes of common stock present or represented by proxy constitutes a quorum for the annual meeting. As of the record date, March 10, 2023, we had 14,981,347 shares of common stock and 1,283,260 shares of Class A common stock outstanding.

What am I voting on, what is the vote required for each proposal to pass and what is the effect of abstentions and broker non-votes on each proposal?

Proposals	Board Voting Recommendation	Votes Required For Approval	Abstentions	Broker non-votes
Election of Directors – Class A Common Stockholders Common Stockholders	FOR FOR	Plurality of votes cast in person or by proxy – the most affirmative votes	No effect	No effect
Approval of Non-Employee Director Compensation Plan	FOR	Combined majority of votes cast in person or by proxy	No effect	No effect
Advisory Vote on Executive Compensation	FOR	Combined majority of votes cast in person or by proxy	No effect	No effect
Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2023	FOR	Combined majority of votes cast in person or by proxy	No effect	No effect Discretionary voting by broker permitted

The owners of Class A common stock and common stock vote as separate classes in the election of directors. Holders of Class A common stock will elect six directors, and holders of common stock will elect two directors. The election of directors requires a plurality (i.e. the most) affirmative votes cast for approval. An “abstention” will have no effect on the vote’s outcome, because an abstention does not count as a vote under Maryland law, and under our bylaws, the candidates who receive the highest number of “for” votes are elected.
For all matters, excluding the election of directors, the owners of common stock are entitled to one vote for each share held, the owners of Class A common stock are entitled to ten votes per share held and the votes of both classes are then combined. These proposals require a combined majority of votes cast in person or by proxy for approval, and an “abstention” will not have the effect of a vote “against” the proposals because an abstention does not count as a vote cast under Maryland law. Abstentions are counted for purposes of quorum.
Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called “broker non-votes”) are not considered “shares present” and will not affect the outcome of the vote.

2023 Proxy Statement | 50

INFORMATION ABOUT OUR ANNUAL MEETING

Who tabulates the votes?
Broadridge Financial Solutions, Inc., an independent third party, will count the votes.

Where can I find the voting results of the annual meeting?
We will announce voting results at the annual meeting, and we will publish the final results in a Form 8-K to be filed with the SEC on or before May 12, 2023. You may access or obtain a copy of this and other reports free of charge on our website at havertys.com, or by contacting our corporate secretary.

What if I want to receive a paper copy of the annual report and proxy statement?
If you wish to receive a paper copy of the 2022 annual report and 2023 proxy statement, or future annual reports and proxy statements, please call 1-800-241-4599, send an email to investor.relations@havertys.com or write to: Corporate Secretary, Havertys, 780 Johnson Ferry Road, Suite 800, Atlanta, GA 30342. We will deliver the requested documents to you promptly upon your request.

Stockholders Sharing the Same Address

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to our stockholders. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to, or wish to begin householding, may contact the Corporate Secretary at 1-800-241-4599 or Corporate Secretary, Havertys, 780 Johnson Ferry Road, Suite 800, Atlanta, GA 30342. We will send an individual copy of the proxy statement to any stockholder who revokes their consent to householding within 30 days of our receipt of such revocation.

Stockholder Proposals for 2024 Meeting

All stockholder proposals and nominations discussed below must be mailed to: Haverty Furniture Companies, Inc., Corporate Secretary, 780 Johnson Ferry Road, Suite 800, Atlanta, GA 30342.  Stockholder proposals and director nominations that are not intended to be included in our proxy materials will not be considered at any annual meeting of stockholders unless such proposals have complied with the requirements of our bylaws, including the advance notice requirements in section 10 of our bylaws which were recently amended.  Our bylaws can be found on our corporate website at https://ir.havertys.com/corporate-governance-information/corporate-governance-documents.

Proposals to Be Included in Next Year’s Proxy Statement

Stockholder proposals intended for inclusion in our proxy statement for the 2024 Annual Stockholders’ Meeting in accordance with the SEC’s Rule 14a-8 under the Exchange Act must be received by our company no later than the close of business on November 29, 2023. Any stockholder proposal received by the company after that date will not be included in the company’s proxy statement relating to the 2024 Annual Stockholders’ Meeting. Further, all proposals submitted for inclusion in the company’s proxy statement relating to the 2024 Annual Stockholders’ Meeting must comply with all of the requirements of SEC Rule 14a-8.

2023 Proxy Statement | 51

Proposals Not to Be Included in Next Year’s Proxy Statement

Stockholder nominations or stockholders who wish to bring business before Havertys’ 2024 Annual Stockholders’ Meeting other than through a stockholder proposal pursuant to SEC Rule 14a-8 must comply with the relevant provisions in our bylaws. Under the bylaws, written notice of such nomination or other business must be received by the Corporate Secretary at the address noted above not less than 60 days (January 28, 2024) nor more than 90 days (December 29, 2023) prior to the anniversary of the date of the mailing of the notice for the 2023 Annual Stockholders’ Meeting. However, if the date of the 2024 Annual Stockholders’ Meeting is more than 30 days before or after such anniversary date, the notice must be received by the Corporate Secretary at the address noted above not earlier than the 120th day prior to the date of the 2024 Annual Stockholders’ Meeting and not later than the later of the 90th day prior to the date of the 2024 Annual Stockholders’ Meeting and the tenth day following the day on which a public announcement of the date of the 2024 Annual Stockholders’ Meeting is first made.

In addition to satisfying the deadlines under the advance notice provisions of our bylaws described above, a stockholder who intends to solicit proxies pursuant to SEC Rule 14a-19 in support of nominees submitted under the advance notice provisions of our bylaws must provide notice to the Secretary of the Company regarding such intent no later than March 9, 2024.

Available Information

All of our corporate governance policies, including our board committee charters, Code of Conduct, Governance Guidelines, Director Communication Policy and other governance documents are available on our website at havertys.com.
A copy of our Annual Report on Form 10-K, as filed with the SEC, is available free of charge, upon written request to: Stockholder Relations, Havertys, 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342 or by calling 1-800-241-4599. Our Form 10-K is also available at our website at https://ir.havertys.com.

Other Business

As of the date of this proxy statement, we do not know of any business, other than that described in this proxy statement that may come before the meeting. The persons named on your Notice of Internet Availability of Proxy Materials, proxy card or their substitutes will vote with respect to any such matters in accordance with their best judgment.

By Order of the Board of Directors

Jenny Hill Parker
Senior Vice President, Finance, and
  Corporate Secretary

March 28, 2023
Atlanta, Georgia

2023 Proxy Statement | 52

APPENDICES

APPENDIX A — NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

HAVERTY FURNITURE COMPANIES, INC.
NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

SECTION 1
PURPOSE

1.1 Purpose

The purpose of the Non-Employee Director Compensation Plan (the “Plan”) is to enable Haverty Furniture Companies, Inc. (the “Company”) to compensate non-employee members (each, a “Non-Employee Director”) of the Company’s Board of Directors (the “Board”) who contribute to the Company’s success by their abilities, ingenuity and industry, and to better ensure that the interest of such Non-Employee Directors are more closely aligned with the interests of the Company’s stockholders. This Plan replaces in its entirety the Haverty Furniture Companies, Inc. Amended and Restated Non-Employee Director Compensation Plan (the “Prior Plan”).

SECTION 2
ADMINISTRATION

2.1 Nominating, Compensation and Governance Committee

The Plan shall be administered by the Nominating, Compensation and Governance Committee of the Board (the “NCG Committee”).  The day to day administration of the Plan shall be administered by a committee consisting of the chairman of the Board, chief executive officer and corporate secretary of the Company or such other senior officers as the chief executive officer shall designate (the “Administrative Committee”).  Under the direction and guidance of the NCG Committee of the Board, the Administrative Committee shall interpret the Plan, shall recommend to the NC&G Committee amendments and rescissions of rules relating to it from time to time as it deems proper and in the best interest of the Company and shall take any other action necessary for the administration of the Plan.

SECTION 3
PARTICIPATION

3.1 Participants

Each person who is a Non-Employee Director on the Effective Date (as defined in Section 6.1 of the Plan) shall become a participant in the Plan on the Effective Date.  Thereafter, each Non-Employee Director shall become a participant immediately upon election or appointment to the Board, as applicable.

SECTION 4
SHARES AVAILABLE FOR THE PLAN

4.1 Maximum Number of Shares

Subject to 4.2, the maximum number of shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”) which may at any time be awarded under the Plan is five hundred thousand (500,000) shares of Common Stock.  From and after the Effective Date (as defined in Section 6.1 of the Plan), no further awards shall be granted under the Prior Plan and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding. Awards may be from shares held in the Company’s treasury.

2023 Proxy Statement | Appendix A - 1

4.2 Adjustment to Shares of Stock Issuable Pursuant to the Plan

In the event of any change in the outstanding shares of Common Stock by reason of any stock split, stock split-up, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares, or other similar change in corporate structure or change affecting the capitalization of the Company, an equitable adjustment shall be made to the number of shares issuable under this Plan as the Board determines is necessary or appropriate, in its discretion, to give proper effect to such corporate action.  Any such adjustment determined in good faith by the Board shall be conclusive and binding for all purposes of this Plan.

SECTION 5
COMPENSATION

5.1 Amount of Compensation

The annual retainer, annual stock grant, meeting fees (if applicable), committee fee or any other compensation paid to Non-Employee Directors (“Director Compensation”) shall be determined by the NCG Committee and set forth on Schedule I hereto. Director Compensation, other than the annual stock grant, shall be paid, unless deferred pursuant to the current Director’s Deferred Compensation Plan, or any successor thereto, as amended from time to time (“Deferred Compensation Plan”), as provided in this Section 5.

5.2 Annual Retainer

(a) Annual Retainer.  The annual retainer (“Annual Retainer”) shall be determined by the NCG Committee and set forth on Schedule I hereto.  The Annual Retainer shall consist of cash (the “Cash Retainer”) and Common Stock (the “Equity Retainer”).  Except as otherwise provided in Section 5.8 hereof, the Equity Retainer shall be granted on the first Payment Date of the Annual Period. The Cash Retainer shall be paid quarterly.

In the discretion of each Non-Employee Director, he or she may, by written election made on or before October 31 of the calendar year prior to the Annual Period, elect to receive 100% of his or her Annual Retainer in shares of Common Stock. Such election shall be irrevocable with respect to the next Annual Period’s Annual Retainer and shall be effective for the next succeeding Payment Date.

(b) Determination of Number of Shares of Common Stock Issuable.  On the first day of the Annual Period each year, the number of whole shares of Common Stock to be paid to a Non-Employee Director in respect of such Non-Employee Director’s Equity Retainer shall be determined by dividing the dollar amount of the Annual Retainer to be paid in Common Stock by the Market Price (as hereinafter defined) of the Common Stock as of the first day of the Annual Period (or if the first day of the Annual Period is not a day on which trading is conducted on the securities market or exchange on which the Common Stock is then traded, then as of the last such trading day occurring before the first day of the Annual Period).  No fractional share shall be paid pursuant to this Section 5.2(b) and in lieu thereof the Non-Employee Director shall be paid the cash equivalent of any such fraction share.

For the purpose of this Plan, “Market Price” shall mean, as of any date, the closing price of the Common Stock on such date as quoted by the New York Stock Exchange or, if the Common Stock is then traded on a different securities market or exchange, the closing price of such Common Stock as quoted on such market or exchange.

2023 Proxy Statement | Appendix A - 2

5.3 Annual Stock Grant

The Annual Stock Grant Value (“Annual Stock Grant Value”) shall be determined by the NCG Committee and set forth on Schedule I hereto. Except as otherwise provided in Section 5.8 hereof, each Non-Employee Director in service on the first payment date of the Annual Period shall receive a grant of shares of fully-vested Common Stock (the “Annual Stock Grant”).  The number of shares of Common Stock in the Annual Stock Grant shall be determined by (A) dividing the Annual Stock Grant Value as in effect for that Annual Period by the Market Price of the Common Stock on the date of grant of the Annual Stock Grant, and (B) rounding to the nearest whole number.

5.4  Meeting Fees; Committee Chairman Fees

In addition to payment of the Annual Retainer and the Annual Stock Grant provided for in Sections 5.2 and 5.3, respectively, each Non-Employee Director may be paid additional fees in cash for attendance at Board and committee meetings (“Meeting Fee”).  An annual committee chair retainer fee shall be paid in cash to each Non-Employee Director who is serving as chairman of each of the Board’s standing committees (“Committee Chairman Fee”). In addition, other fees may be paid from time to time, including committee membership fees, lead director retainers, etc.  The Meeting Fees, if any, the Committee Chairman Fee, and any additional fees shall be determined by the NCG Committee from time to time and set forth on Schedule I hereto.

5.5  Deferral of Compensation

Each Director may, by October 31 of each calendar year prior to the Annual Period or at such later time as may be provided by Treasury Regulations promulgated under Section 409A of the Code, elect to (i) receive his or her Director Compensation for the Annual Period in the form of cash or Common Stock, paid in accordance with Section 5.2 and 5.3, (ii) defer receipt of the cash and/or common stock portion of his or her Annual Retainer, in accordance with, and pursuant to the terms and conditions of, the Deferred Compensation Plan, (iii) defer receipt of any applicable Meeting Fees and/or Committee Chairman Fees, in accordance with, and pursuant to the terms and conditions of, the Deferred Compensation Plan, (iii) defer receipt of shares underlying the Annual Stock Grant, in accordance with, and pursuant to the terms and conditions of, the Deferred Compensation Plan or (iv) any combination thereof.  If no election is received by the Company, then the Non-Employee Director shall be deemed to have made an election to receive his or her Annual Retainer, Meeting Fees and Committee Chairman Fees, if applicable, and Annual Stock Grant in the same manner as the prior Annual Period.  An election under this Section 5.5 and in accordance with the terms of the Deferred Compensation Plan shall apply to the Director Compensation earned during the Annual Period (as defined below) for which the election is effective.

5.6  Payment Dates

The term “Payment Date” shall mean the first day of the Annual Period.

5.7  Annual Period

The term “Annual Period” shall mean the period which begins on the Company’s Annual Stockholders Meeting and terminates the day before the succeeding Annual Stockholders Meeting.

2023 Proxy Statement | Appendix A - 3

5.8 Mid-Year Appointment

If a Non-Employee Director is appointed to the Board on a date other than the Annual Stockholders Meeting, then (i) his or her Annual Retainer and Annual Stock Grant shall be prorated based on the number of calendar days between the date that Non-Employee Director is appointed to the Board and the next scheduled Annual Stockholders Meeting; and (ii) his or her Equity Retainer and Annual Stock Grant, pro-rated as provided herein, shall be granted on the date that his or her service on the Board commences.

SECTION 6
GENERAL PROVISIONS

6.1 Effective Date and Term of Plan

The Plan was adopted by the Board on February 24, 2023, and approved by the Company’s stockholders on [May 8, 2023] (the “Effective Date”). The Plan shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Section 6.2, until the date immediately preceding the tenth (10th) anniversary of the Effective Date.

6.2 Termination and Amendment

Subject to the approval of the NCG Committee and the Board, the Administrative Committee may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company, including, but not limited to, any amendment necessary to ensure that the Company may obtain any regulatory approval required; provided however, that to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required.  The Board, at the recommendation of the NCG Committee, may at any time suspend the operation of or terminate the plan.  No amendment, suspension or termination may impair the right of a Non-Employee Director or the Non-Employee Director’s designated beneficiary to receive benefits accrued prior to the effective date of such amendment, suspension or termination.

6.3 Six Month Holding Period

All shares of Common Stock issued under the Plan must be held for six months from the date of issuance prior to any disposition by the Non-Employee Director.

6.4 Applicable Law

The Plan shall be construed and governed in accordance with the laws of the State of Georgia.
2023 Proxy Statement | Appendix A - 4

SCHEDULE I
DIRECTOR COMPENSATION SCHEDULE
Effective as of May 8, 2023

The following shall remain in effect until changed by the NC&G Committee:

Annual Retainer(1)
All Non-Employee Directors	$100,000
Supplemental Annual Retainers
Lead Director	$12,000
Audit Committee Chair	$10,000
NC&G Committee	$10,000
Annual Stock Grant (FMV)
All Non-Employee Directors	$40,000
Non-employee Directors will not receive any fees for attendance at meetings of the Board of Directors or committees thereof.
(1) Fifty percent (50%) of the Annual Retainer shall be paid in shares of Common Stock and fifty percent (50%) shall be paid in cash. Non-employee directors may elect to receive 100% of the Annual Retainer in Common Stock

2023 Proxy Statement | Appendix A - 5

APPENDIX B — GAAP TO NON-GAAP RECONCILIATION

The company has used EBITDA, a non-GAAP financial measure as defined under SEC rules in this Proxy Statement.

As required by SEC rules, we have provided a reconciliation of this measure to the most directly comparable GAAP measure. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America.

Reconciliation of EBITDA

(in thousands)	Year Ended December 31, 2022
Income before income taxes, as reported(1)	$119,501
Interest income, net(1)	(1,618)
Depreciation(1)	16,926
EBITDA	$134,809

(1)	These amounts are included in our Form 10-K for the year ended December 31, 2022.

2023 Proxy Statement |  Appendix B

Haverty Furniture Companies, Inc.
780 Johnson Ferry Road, NE
Suite 800
Atlanta, Georgia 30342

SCAN TO
VIEW MATERIALS & VOTE

HAVERTYS CLASS A COMMON STOCK

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE BE SURE TO VOTE ALL CLASSES OF STOCK THAT YOU OWN.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V01964-P87101

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HAVERTY FURNITURE COMPANIES, INC. CLASS A COMMON STOCK

The Board of Directors recommends a vote FOR its nominees.

Election of Directors

	For All	Withhold All	For All Except
1. Election of Directors: Holders of Class A Common Stock	☐	☐	☐

01) Rawson Haverty, Jr.
02) Mylle H. Mangum
03) Vicki R. Palmer
04) Derek G. Schiller
05) Clarence H. Smith
06) Al Trujillo

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Please date and sign exactly as name(s) appear(s) hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person. For joint accounts, each joint owner should sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

HAVERTYS CLASS A COMMON STOCK

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V01965-P87101

HAVERTY FURNITURE COMPANIES, INC.
CLASS A COMMON STOCK

P
R
O
X
Y

By signing this proxy you appoint Jenny H. Parker and Belinda J. Clements, or either of them, proxies with full power of substitution to represent and vote all the shares of Havertys' Class A Common Stock you are entitled to vote as directed on the reverse side of this card on the specified proposals and, in their discretion, on any other business which may properly come before the Annual Meeting and all postponements and adjournments thereof. The Annual Meeting will be held on May 8, 2023, at the Courtyard Baltimore Downtown/Inner Harbor 1000 Aliceanna St, Baltimore, Maryland 21202, at 10:00 a.m.

Please be sure to vote all classes of stock that you own.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The named proxies cannot vote unless you sign and return this card or follow the applicable Internet or telephone voting procedures.

SEE REVERSE SIDE

SCAN TO VIEW MATERIALS & VOTE

HAVERTY'S COMMON STOCK

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE BE SURE TO VOTE ALL CLASSES OF STOCK THAT YOU OWN.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V01966-P87101

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HAVERTY FURNITURE COMPANIES, INC. COMMON STOCK

The Board of Directors recommends a vote FOR its nominees.

Election of Directors

	For All	Withhold All	For All Except
1. Election of Directors: Holders of Common Stock	☐	☐	☐

01) Michael R. Cote
02) L. Allison Dukes
03) G. Thomas Hough

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Please date and sign exactly as name(s) appear(s) hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person. For joint accounts, each joint owner should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

HAVERTYS COMMON STOCK

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V01967-P87101

HAVERTY FURNITURE COMPANIES, INC.
COMMON STOCK

P
R
O
X
Y

By signing this proxy you appoint Jenny H. Parker and Belinda J. Clements, or either of them, proxies with full power of substitution to represent and vote all the shares of Havertys' Common Stock you are entitled to vote as directed on the reverse side of this card on the specified proposals and, in their discretion, on any other business which may properly come before the Annual Meeting and all postponements and adjournments thereof. The Annual Meeting will be held on May 8, 2023, at the Courtyard Baltimore Downtown/Inner Harbor 1000 Aliceanna St, Baltimore, Maryland 21202, at 10:00 a.m.

Please be sure to vote all classes of stock that you own.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The named proxies cannot vote unless you sign and return this card or follow the applicable Internet or telephone voting procedures.

SEE REVERSE SIDE

Your **Vote** Counts!

HAVERTY FURNITURE COMPANIES, INC.

2023 Annual Meeting
Vote by May 7, 2023
11:59 PM ET

V01992-P87101

You invested in HAVERTY FURNITURE COMPANIES, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 8, 2023.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 24, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

May 8, 2023
10:00 a.m.

Courtyard Baltimore
Downtown/Inner Harbor
1000 Aliceanna St
Baltimore, Maryland 21202

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors: Holders of Class A Common Stock 01) Rawson Haverty, Jr. 02) Mylle H. Mangum 03) Vicki R. Palmer 04) Derek G. Schiller 05) Clarence H. Smith 06) Al Trujillo	For
2. Approval of Non-Employee Director Compensation Plan.	For
3. Advisory Vote on Executive Compensation.	For
4. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2023.	For

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".

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Your **Vote** Counts!

HAVERTY FURNITURE COMPANIES, INC.

2023 Annual Meeting
Vote by May 7, 2023
11:59 PM ET

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You invested in HAVERTY FURNITURE COMPANIES, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 8, 2023.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 24, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

May 8, 2023
10:00 a.m.

Courtyard Baltimore
Downtown/Inner Harbor
1000 Aliceanna St
Baltimore, Maryland 21202

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

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Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors: Holders of Common Stock 01) Michael R. Cote 02) L. Allison Dukes 03) G. Thomas Hough	For
2. Approval of Non-Employee Director Compensation Plan.	For
3. Advisory Vote on Executive Compensation.	For
4. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2023.	For

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".

V01995-P87101